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                                                                   Exhibit 10.50


            CONFIDENTIAL TREATMENT REQUESTED BY ROCKFORD CORPORATION







                               SIMPLEDEVICES, INC.

                           __________________________

                            STOCK PURCHASE AGREEMENT
                           __________________________
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            CONFIDENTIAL TREATMENT REQUESTED BY ROCKFORD CORPORATION


                            STOCK PURCHASE AGREEMENT

      This Stock Purchase Agreement ("Agreement") is by and between Simple Devices, Inc., a Delaware corporation ("Company"), and Rockford Corporation, an Arizona corporation ("Purchaser"). Company and Purchaser hereby agree as follows:

1.    BACKGROUND AND DEFINITIONS.

      1.1 Company Business. Company develops, manufactures, markets and distributes wireless electronic systems for the delivery of Internet and personal computer content to audio and other electronic devices and systems and engages in other related business (the "Business").

      1.2 Purchaser Business. Purchaser develops, manufactures, markets and distributes high quality mobile, professional and home theatre audio systems and equipment.

      1.3 Acquisition. Company has agreed to sell to Purchaser *** shares of the Company's common stock (the "Shares") at a purchase price per share of $*** and at the aggregate purchase price of ***, representing *** of Company's fully-diluted capital stock. Purchaser and Company have agreed to complete the acquisition and sale of the Shares on the terms described in this Agreement.

      1.4 Purpose. The purpose of this Agreement is to state the terms of Purchaser's acquisition of the Shares.

      1.5   Definitions. In this Agreement:

            Affiliate means any Person who controls, is controlled by, or is under common control with another Person (directly or indirectly, alone or together with others).

            Agreement means this Agreement and each of the Schedules, Exhibits and certificates delivered with this Agreement. The Schedules, Exhibits and certificates are a part of this Agreement.

            Business has the meaning given in Section 1.1 and includes all operating lines, products and services of Company.

            Closing means the consummation of the transactions contemplated by this Agreement.

            Closing Date means the day on which the Closing actually takes place.

            Company means Simple Devices, Inc., a Delaware corporation.

            Contract means any contract, indenture, mortgage or deed of trust, lease, purchase order, guaranty, insurance policy, bond, license, instrument, understanding, obligation, or other agreement. A Contract may be written or oral.
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            CONFIDENTIAL TREATMENT REQUESTED BY ROCKFORD CORPORATION


            Employment Contracts means all Contracts related to employment, including both individual agreements and collective bargaining agreements.

            Employment Plans means all executive compensation plans, bonus plans, holiday and other bonus practices, deferred compensation agreements, pension or retirement plans, employee stock option or stock purchase plans, employee life, heath, and accident insurance, and other employee benefit plans, agreements, arrangements or commitments.

            Encumbrance means any mortgage, pledge, lien, claim, charge, security interest, restriction, easement, right of way, or other liability that is a charge against an asset.

            Environmental Laws means all Laws relating to the environment or Hazardous Materials, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 ("CERCLA"), 42 U.S.C. Section 9601 et seq.; the Toxic Substance Control Act, 15 U.S.C. Section 2601 et seq; the Hazardous Materials Transaction Act, 49 U.S.C. Section 1802 et seq; the Resource Conservation and Recovery Act, 42 U.S.C. Section 9601 et seq; the Clean Water Act, 33 U.S.C. Section 1251 et seq; the Safe Drinking Water Act, 42 U.S. C.
            Section 300(f) et seq; the Clean Air Act, 42 U.S.C. Section 7401 et seq; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Section 136 et seq; and the Solid Waste Disposal Act, 42 U.S.C. Section 6901 et seq.

            Financial Statements and Financial Statements Date have the meanings given in Section 6.8.

            Government means any legislature, executive, department, administrative agency, municipality, subdivision, instrumentality, or other authority of the United States, any state, any locality, or any foreign country or political subdivision of a foreign country.

            Hazardous Materials means hazardous wastes, hazardous substances, hazardous constituents, toxic substances, pollutants, contaminants, radioactive materials, related materials, and any other substances, constituents or wastes, whether solids, liquids or gases, subject to regulation under any Environmental Laws.

            Information means information Company supplies to Purchaser under
            Section 8.10 of this Agreement.

            Laws means any law, statute, ordinance, rule, regulation, or Order.

            Loss means all expenses (including reasonable attorneys and accountants fees), losses, taxes, claims, damages, awards, fines, interest, penalties, and liabilities net of related income tax benefits, if any.

            Order means any order, decree, decision, injunction, finding, or judgment.


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            CONFIDENTIAL TREATMENT REQUESTED BY ROCKFORD CORPORATION


            Permits means approvals, permits, licenses, filings, registrations, certificates, orders, authorizations, qualifications, or other consents from any Government, self-regulatory authority, or any other third party.

            Person means any individual person and any corporation, partnership, joint venture, limited liability company, trust or other entity.

            Proceeding means any claim, action, suit, mediation, arbitration, labor grievance, Government investigation, or other legal or administrative proceeding.

            Properties means all properties and assets reflected in the Financial Statements or in Schedule 6.17.

            Purchase Price means the purchase price for the Shares in the amount of $***, payable as set forth in Section 4 of this Agreement.

            Purchaser means Rockford Corporation, an Arizona corporation.

            Security Rights means all subscriptions, options, warrants, calls, contracts, demands, commitments, convertible securities, preemptive rights or other agreements or arrangements to acquire common stock or other securities of a Person.

            Stockholders means each of the Persons who own shares (of record or beneficially) of the capital stock of Company. All Stockholders are identified on Schedule 6.6.

            Shares means the *** shares of common stock of Company to be acquired by Purchaser pursuant to this Agreement, representing *** of the capital stock of Company on a fully-diluted basis.

            Tax means any tax, assessment, duty, or governmental charge or deposit, including income, property, ad valorem, gross receipts, sales, use, value added, transaction privilege, occupation, franchise, transfer, excise, goods and services, payroll, employment, profits, capital, severance, production, premium, payroll, stamp, unemployment insurance, disability, workers' compensation, withholding, and social security tax. Tax also includes all interest and penalties, whether disputed or not, imposed by any Government.

2. PURCHASE AND SALE OF SHARES. At the Closing and subject to this Agreement, Purchaser will purchase from Company, and Company will issue and sell to Purchaser, the Shares. As a result of the purchase, Purchaser will become the owner of *** of the capital stock of Company on a fully-diluted basis. Attached as Exhibit 2 is a table showing the post-acquisition capital structure of the Company.


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            CONFIDENTIAL TREATMENT REQUESTED BY ROCKFORD CORPORATION


3. CLOSING. The Closing will take place at 10:00 A.M., local time, on or before October ___, 2002, at the offices of Steptoe & Johnson LLP, counsel for Purchaser, 201 East Washington Street, Suite 1600, Phoenix, Arizona 85004, or at another agreed upon time and place.

4.    PAYMENT OF PURCHASE PRICE.

      4.1 Purchase Price. Purchaser will pay the Purchase Price of $*** to Company at the Closing by cashier's check or wire transfer in accordance with wiring instructions given to Purchaser at least 72 hours prior to Closing (the "Closing Payment"). Out of the Closing Payment, Company will use approximately $*** to redeem in full the Company's convertible notes, including principal and accrued interest. After such payment, Company will have no further obligations to the holders of the convertible notes.

      4.2 Use of Proceeds. The proceeds for the Shares will be used by Company for working capital and other corporate purposes. Company may not make any distributions of the proceeds to the Stockholders.

5. EMPLOYEES AND OPTIONS. At the Closing, Company will enter into the following agreements or arrangements:

      5.1 Employment of Key Employees. Company will enter into an Employment and Non-Competition Agreement with each of the employees identified on Schedule 5.1 (the "Key Employees") substantially in the form of
            Exhibit 5.1;

      5.2 Employment of Other Employees. Company will continue to employ the employees of Company identified on Schedule 5.2 (the "Other Employees") but is not obligated to enter into an employment agreement with any of the Other Employees or to employ any of the Other Employees for any length of time. As a condition to his or her continued employment, Purchaser may require that each Other Employee sign and deliver to Company an invention agreement in the form of
            Exhibit 5.2.

      5.3   Management Options.

            (a) At or prior to Closing, Company will grant options (or reserve shares for future options to be granted) to Company's employees to acquire up to an aggregate of *** shares of Company's common stock, representing up to *** of the capital stock of Company on a fully-diluted basis. The options will be distributed among Company's employees as mutually agreed by Company's President and Chairman, subject to the approval of Purchaser. The employees shall receive the option to purchase that number of shares of the Common Stock of the Company as set forth on Exhibit 5.3 attached hereto.

            (b) The options will be issued pursuant to Company's existing stock option plan, which may be amended by Company as necessary to comply with


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            CONFIDENTIAL TREATMENT REQUESTED BY ROCKFORD CORPORATION


                  the terms of this Agreement. The options will be issued at a strike price of not less than $*** per share. All options will vest over *** on a monthly pro-rata basis beginning *** after the grant date.

            (c) Company will account for any compensation expense resulting from the issuance of the options in a period ending at or before the Closing Date.

6. REPRESENTATIONS AND WARRANTIES BY COMPANY. Company represents and warrants to Purchaser that as of the date of this Agreement and as of the Closing
      Date:

      6.1   Organization and Authority to Conduct Business.

            (a) Company is duly organized, validly existing and in good standing under the Laws of Delaware.

            (b) Company is qualified to do business and is in good standing in each of the jurisdictions identified on Schedule 6.1. These are all the jurisdictions in which Company must be qualified or in which the lack of such qualification would have a material adverse effect on the financial condition, business or prospects of Company.

            (c) Company has all requisite corporate power and authority to carry on its business as now conducted, to own, lease, or operate its properties, and to carry out the transactions contemplated by this Agreement.

            (d) Company has delivered to Purchaser complete copies of Company's certificate of incorporation and bylaws as amended.

      6.2   Authorization and Approval of Agreement. Company:

            (a)   has taken, or will take before the Closing, all actions; and

            (b) has secured, or will secure before the Closing, all Permits required to authorize the execution, delivery, and consummation of this Agreement and the transactions contemplated by this Agreement.

      6.3 Binding Effect. This Agreement, and each document or instrument executed by Company in connection with this Agreement:

            (a) constitutes the valid, binding, and enforceable obligation of Company;

            (b)   has been duly executed and delivered by Company; and

            (c)   has been duly authorized by all necessary corporate action.

      6.4 Execution, Delivery and Performance of Agreement. The execution, delivery, and performance of this Agreement by Company will not (with or without the giving of notice or the passage of time) conflict with, result in a default under,


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            CONFIDENTIAL TREATMENT REQUESTED BY ROCKFORD CORPORATION


                  result in the creation of any Encumbrance pursuant to, or result in the acceleration of any obligation under or permit the termination of:

            (a)   Company's certificate of incorporation or bylaws; or

            (b) any Contract or Law to which Company is a party or by which it may be bound.

      6.5 Subsidiaries. Except as disclosed on Schedule 6.5, Company does not own or have any investment in any other Person.

      6.6   Capitalization and Share Ownership.

            (a) The authorized, issued, and outstanding capital stock of Company, and the record and beneficial owners of such capital stock, are as set forth on Schedule 6.6.

            (b) Except as set forth on Schedule 6.6, and as provided in this Agreement, there are no outstanding Security Rights under which Company is or may become obligated to issue, assign or transfer any shares of the capital stock of Company.

            (c) Upon payment of the Purchase Price, the Shares will be validly issued and outstanding, fully paid, and non-assessable and will be issued in compliance with all applicable securities laws.

            (d) Upon payment of the Purchase Price, Purchaser will acquire good and valid title to the Shares free and clear of all Encumbrances, rights of first refusal, preemptive rights or other restrictions.

      6.7   Transactions with Affiliates.

            (a)   Company has not, directly or indirectly,

                  (1) purchased, sold, leased, or otherwise acquired any property from;

                  (2)   disposed of any property to;

                  (3)   obtained any services from or furnished any services to;
                        or

                  (4)   otherwise dealt with

                  any Stockholder, or any Affiliate of Company or any Stockholder, except as set forth on Schedule 6.7(a).

            (b)   Company:

                  (1)   does not owe any amount to;

                  (2)   is not owed any amount by; and


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            CONFIDENTIAL TREATMENT REQUESTED BY ROCKFORD CORPORATION


                  (3)   does not have any Contract with or commitment to

                  any Stockholder, director, officer, employee, consultant or Affiliate, except for Contracts for current services not yet due or as set forth on Schedule 6.7(b).

            (c) Company does not possess or use any properties or assets of any Stockholder or any Affiliate of any Stockholder, except as set forth on Schedule 6.7(c).

      6.8   Financial Statements.

            (a) Company has delivered to Purchaser copies of the following financial statements (the "Financial Statements"):

                  (1) balance sheets as of its fiscal years ending December 31, 1999, 2000, and 2001, as well as interim statements through August 31, 2002 (the "Financial Statements
                        Date), and

                  (2) statements of earnings and (to the extent reasonably available) sources and application of funds for the periods then ended.

            (b)   The Financial Statements:

                  (1) fairly present Company's financial condition and results of operations for the periods reported;

                  (2) were prepared in accordance with Generally Accepted Accounting Principles, consistently applied ("GAAP"), except for exceptions noted in the Financial Statements, in Schedule 6.8, or elsewhere in this Agreement; and

                  (3) in the case of year end statements, said statements were audited by Fish & Associates, the Company's independent accountants.

      6.9 Absence of Undisclosed Liabilities. As of the Financial Statements Date, Company had no material debts or liabilities except as disclosed in the Financial Statements or this Agreement or on
            Schedule 6.9. Since the Financial Statements Date, Company has not incurred additional material debts or liabilities except as disclosed in Schedule 6.9 or elsewhere in this Agreement.

      6.10  Litigation. Except as set forth in Schedule 6.10,

            (a) There is no Proceeding pending or, to Company's knowledge, threatened; and

            (b) There is no Order in effect or, to Company's knowledge, threatened against or relating to:


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            CONFIDENTIAL TREATMENT REQUESTED BY ROCKFORD CORPORATION


                  (1)   Company or Company's properties, assets, or business;

                  (2) Company's officers, directors, or employees in their capacities as such or on account of any action taken or done in such capacities; or

                  (3)   the transactions contemplated by this Agreement.

            Company does not know, or have reason to know, any basis for such a Proceeding or Order.

      6.11 Bankruptcy Proceedings. Company is not involved in any Proceeding by or against it:

            (a)   under the Bankruptcy Code;

            (b)   under any other insolvency or debtors' relief Laws; or

            (c) for the appointment of a trustee, receiver, liquidator, assignee, sequestrator or other similar official.

      6.12  Taxes. Except as set forth in Schedule 6.12:

            (a) Company has paid, or will pay before their due date, all Taxes due in respect of Company's operations;

            (b) Company has timely filed, or will timely file, all tax returns required in connection with any Taxes, and has not made any requests for extensions. All such returns are accurate and comply with applicable Law;

            (c)   Company has made all material deposits required by Law;

            (d) Company has not been delinquent in the payment of any Tax or has paid any penalty and interest associated with a delinquency; and

            (e) Company is not currently the subject of any Tax audit, has no reassessment of any Tax proposed, and knows of no basis for any such reassessment.

      6.13 Compliance with Laws, Permits, and Contracts. To Company's knowledge, and except as set forth in Schedule 6.13:

            (a) Company has complied in all material respects with all Laws applicable to its Business, Properties, or operations as presently conducted and as conducted in the past;

            (b) Company has secured and is in material compliance with all Permits required for its Business, Properties, and operations as presently conducted;

            (c) Company has not offered, paid, or agreed to pay money or anything of value for the purpose of or with the intent of obtaining or maintaining


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            CONFIDENTIAL TREATMENT REQUESTED BY ROCKFORD CORPORATION


                  business for Company, or otherwise benefiting Company, in violation of any Law (including Section 30A(a) of the Securities Exchange Act of 1934, as amended); and

            (d) The ownership and present use of Company's Properties, and the conduct of its Business,

                  (1) does not materially conflict with the rights of any other person; and

                  (2) will not (with or without the giving of notice or the passage of time) conflict with or result in a default under:

                        (i)   Company's certificate of incorporation or bylaws;
                              or

                        (ii) any Contract or Law to which Company is a party or by which it is affected.

      6.14  Enforceability of Contracts; No Defaults. Except as set forth on
            Schedule 6.14:

            (a) all Contracts identified in this Agreement to which Company is a party are effective, valid, binding, and enforceable in accordance with their terms; and

            (b) Company does not know, or have reason to know, of any default (or event which, after notice or lapse of time, would constitute a default) under such Contracts.

      6.15 Product Recalls. Except as set forth on Schedule 6.15, Company has not within the past 5 years:

            (a)   been party to any Proceeding brought by a Government; or

            (b)   been subject to any Order

            that required, or sought to require, that Company recall any products that Company designed, manufactured, assembled, shipped, sold, distributed, installed, repaired or maintained. Company does not know, or have reason to know, of any voluntary recall undertaken to avoid a Proceeding or Order or of any pending or threatened Proceeding or Order that would require such a recall.

6.16     Environmental Matters.  Except as set forth on Schedule 6.16:

            (a)   Company is in compliance with all Environmental Laws;

            (b) Company has secured all Permits required under Environmental Laws for the operation of the Business (and such Permits are listed on Schedule 6.16);


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            CONFIDENTIAL TREATMENT REQUESTED BY ROCKFORD CORPORATION


            (c) Company does not know, or have reason to know, of any pending or threatened Proceedings against Company with respect to any Environmental Laws;

            (d) Company does not know, or have reason to know, of any act attributable to Company that could give rise to liability under CERCLA or any other Environmental Law. Company has not submitted notice pursuant to Section 103 of CERCLA with respect to any of its Properties;

            (e) To its knowledge, Company does not own or operate any underground storage tank except for tanks in compliance with all Environmental Laws. All of Company's underground storage tanks are identified on Schedule 6.16; and

            (f) Company does not know, or have reason to know, of any Hazardous Materials that have been released, discharged, deposited, emitted, leaked, spilled, poured, emptied, injected, dumped or disposed of on, in, or under its Properties by Company or any other Person in a manner that violates any applicable Environmental Law.

6.17     Properties.

            (a)   Real Property. Schedule 6.17(a) lists:

                  (1) all real property Company owns, leases, or uses in the Business;

                  (2) the terms on which Company owns, leases, or uses such property; and

                  (3) the terms of any Encumbrances affecting Company's interest in such property.

            (b)   Personal Property. Schedule 6.17(b) lists:

                  (1) all tangible personal property (other than inventory and supplies) Company owns, leases or uses in the Business, except for owned items having a value of less than $1,000 and leased items requiring annual lease payments less than $1,000;

                  (2) the terms on which Company owns, leases, or uses such property; and

                  (3) the terms of any Encumbrances affecting Company's interest in such property.

            (c) Title. Company has satisfactory title to all properties and assets reflected in the Financial Statements or in Schedule 6.17(a) or (b) (the "Properties"), free of any Encumbrance, except:


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            CONFIDENTIAL TREATMENT REQUESTED BY ROCKFORD CORPORATION


                  (1) Properties sold or otherwise disposed of in the ordinary course of business consistent with past practice after the Financial Statements Date; or

                  (2) as set forth in the Financial Statements or in Schedule 6.17(a) or (b).

            (d) Condition. The Properties are in good operating condition and repair, are suitable for the purposes used, and are adequate for the current operations of Company. Together with inventory and supplies, the Properties are all of the properties and tangible assets used in connection with, necessary for the conduct of, or otherwise material to the Business. Company does not know, or have reason to know, of any pending or threatened condemnation affecting the Properties.

      6.18 Insurance. Schedule 6.18 lists all material insurance policies insuring, and all material performance bonds issued in favor of, Company, specifying:

            (a)   the name of the insurer or bonding company;

            (b)   the risk insured or bonded;

            (c)   the limits of coverage;

            (d)   the deductible (if any);

            (e) the premium (including any proposed premium increases known to Company);

            (f)   any notice of cancellation or nonrenewal; and

            (g) the date through which coverage will continue by virtue of premiums already paid.

      6.19 Development and Distribution Agreements. Schedule 6.19 lists all Contracts of Company relating to development of Company's products, Company's development of products for others, distribution of products, or the services of an independent contractor, but excluding any Contract entered into in the ordinary course of business terminable by Company in less than 30 days or involving payment or receipt of less than $10,000.

      6.20  Other Contracts. Schedule 6.20 lists:

            (a) Each loan, conditional sales, or security agreement of Company with an unpaid balance more than $10,000;

            (b) Each material license agreement relating to intellectual property of Company (other than licenses incident to leases of computers, software, or


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            CONFIDENTIAL TREATMENT REQUESTED BY ROCKFORD CORPORATION


                  office or photographic equipment used in the ordinary course of business); and

            (c)   All other Contracts of Company but excluding:

                  (1) Contracts listed or excluded elsewhere in this Agreement; and

                  (2) any Contract entered into in the ordinary course of business terminable by Company in less than 30 days or involving payment or receipt of less than $10,000.

      6.21  Employment Matters.

            (a)   Employment Contracts and Plans. Schedule 6.21 lists:

                  (1) all Employment Contracts and Employment Plans of Company; and

                  (2) the names and current annual rates of compensation of all personnel (including employees and independent contractors) whose 2002 compensation is expected to be $75,000 or more.

            (b)   Compliance with Employment Laws. Company:

                  (1) is in material compliance with all Laws regulating employment practices, terms and conditions of employment, and wages and hours;

                  (2) is not subject to any unfair labor practice complaint or other petition before the National Labor Relations Board;

                  (3) is not subject to any labor strike, dispute, slow-down or stoppage;

                  (4) is not subject to any Proceeding arising out of or under a collective bargaining agreement; and

                  (5) has not experienced any primary work stoppage or other labor difficulty involving its employees during the past three years.

            (c) Plan Compliance. Company has administered and maintained the Employment Plans in material compliance with all applicable Laws. Company does not know, or have reason to know, of any prohibited transaction (as defined in ERISA) relating to any Employment Plan.

      6.22 No Guaranties. Except as disclosed on Schedule 6.22, Company has not guaranteed the obligations or liabilities of any Person.

      6.23 Intellectual Property. Schedule 6.23 lists all material patents, patent applications, trademarks, trade names, service marks, other trade rights, copyrights, licenses,


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            CONFIDENTIAL TREATMENT REQUESTED BY ROCKFORD CORPORATION


            and similar intangibles (the "Intellectual Property") that Company owns, uses, or has registered. Except as disclosed on Schedule 6.23:

            (a) Company is not obligated to pay any royalty with respect to Intellectual Property; and

            (b) Company does not know, or have reason to know, of any pending or threatened Proceedings (or of any basis for such a Proceeding) alleging that Company has infringed on any third party's Intellectual Property.

      6.24 Inventory. Except as disclosed on Schedule 6.24, Company's inventory and related supplies are merchantable or suitable for sale in the ordinary course of business.

      6.25 Receivables. Schedule 6.25 lists all accounts receivable of the Company as of the date indicated. All receivables listed, and all receivables that have arisen since such date, arose from transactions in the ordinary course of business. Company has received no notice, and has no knowledge, that any obligor of any such receivables contests or disputes the validity or the amount owed.

      6.26 Records. Except as set forth in Schedule 6.26, the books of account, minute books, stock certificate books, and stock transfer ledgers ("Books") of Company are complete and correct in all material respects. Company knows of no material transactions involving the business of Company that properly should have been but are not set forth in the Books.

      6.27 Official Filings Complete. Company has made all required Government filings.

      6.28 Absence of Changes or Events. Except as disclosed on Schedule 6.28, as expressly permitted or contemplated by the terms of this Agreement, or with Purchaser's written consent, since the Financial Statements Date, Company has conducted business only in the ordinary course and, since the Financial Statements Date, has not taken, or entered into any agreement or made any commitment to take, any of the following actions:

            (a)   incurred any obligation or liability, except liabilities

                  (1) for trade or business obligations incurred in the ordinary course of business; or

                  (2) which do not materially affect its business or financial condition;

            (b) paid any obligation or liability other than current liabilities incurred in the ordinary course of business;

            (c) declared or paid dividends or other distributions to the Stockholders;


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            CONFIDENTIAL TREATMENT REQUESTED BY ROCKFORD CORPORATION


            (d) purchased, retired or redeemed, or obligated itself to purchase, retire or redeem, any of its capital stock;

            (e) issued or sold any shares of capital stock or other securities;

            (f) acquired any capital stock of, interest in, or other securities of any Person, or otherwise made any loan or advance to or investment in any Person;

            (g) subjected any Properties to any Encumbrance, except in the ordinary course of business;

            (h) sold or otherwise disposed of any Properties, except in the ordinary course of business;

            (i) cancelled, compromised, waived, or released any debt, claim, or right, except in the ordinary course of business;

            (j) received or given notice of termination of any Contract whose termination has had, or may have, a material adverse effect on its business or financial condition;

            (k) to its knowledge, experienced any labor union organizing activity, had any actual or threatened employee strikes, work stoppages, slow-downs, or lock-outs, or had any material change in the terms of agreements with its employees, agents, customers or suppliers;

            (l) made or agreed to make any change in the compensation payable to any director, officer, or employee, except for normal periodic bonus accruals and normal periodic increases in regular compensation;

            (m) acquired any capital assets that cost in excess of an aggregate of $50,000;

            (n) instituted, settled or agreed to settle any material Proceeding; or

            (o) suffered any change, event, condition, damage, destruction, or loss having a material adverse affect on its business or financial condition.

      6.29 Disclosure. No representation or warranty by Company in this Agreement and no certificate or other instrument furnished by or on behalf of Company to Purchaser:

            (a) contains or will contain any untrue statement of a material fact; or

            (b) omits or will omit to state any material fact required to make the statements made in this Agreement and such certificate or instrument, taken as a whole, not misleading.

            CONFIDENTIAL TREATMENT REQUESTED BY ROCKFORD CORPORATION


            The representations and warranties contained in this Agreement will not be affected or deemed waived by reason of any investigation by Purchaser or its representatives.

7. REPRESENTATIONS AND WARRANTIES BY PURCHASER. Purchaser represents and warrants to Company that as of the date of this Agreement and as of the Closing Date:

      7.1 Organization and Authority. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of Arizona. Purchaser has all requisite power and authority to carry on its business as presently conducted, to enter into this Agreement, and to carry out the transactions contemplated by this Agreement.

      7.2 Authorization and Approval of Agreement. Purchaser has taken all actions required to authorize the execution, delivery, and consummation of this Agreement and the transactions contemplated by this Agreement.

      7.3 Binding Effect. This Agreement, and each document or instrument executed by Purchaser in connection with this Agreement, constitutes the valid, binding, and enforceable obligation of Purchaser, has been duly executed and delivered by Purchaser, and has been duly authorized by all necessary corporate action.

      7.4 Execution, Delivery and Performance of Agreement. The execution, delivery, and performance of this Agreement by Purchaser will not (with or without the giving of notice or the passage of time) conflict with, result in a default under, or result in the creation of any Encumbrance pursuant to:

            (a)   Purchaser's articles of incorporation or bylaws; or

            (b) any material Contract or Law to which Purchaser is a party or by which it may be bound.

      7.5   Investment Intent. Purchaser acknowledges that:

            (a) the Shares are not registered under the Securities Act of 1933, as amended (the "Securities Act");

            (b) Purchaser may not resell the Shares unless they are registered or exempt from registration; and

            (c) Purchaser is acquiring the Shares for its own account, for investment purposes only, and not with a view toward their distribution.

            (d) Purchaser is an "accredited investor" within the meaning of SEC Rule 501 of Regulation D, as presently in effect and understands the meaning of that term.

            CONFIDENTIAL TREATMENT REQUESTED BY ROCKFORD CORPORATION


            (e) Purchaser understands that the shares of Common Stock it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the "Act") only in certain limited circumstances. In this regard, the Purchaser represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

      7.6 Purchaser's Independent Investigation. Purchaser and its representatives have independently investigated Company and the Business. Purchaser acknowledges that there are no representations or warranties, express or implied, about Company or the Business except for the representations and warranties in this Agreement and each certificate and instrument furnished in connection with this Agreement. Purchaser is not relying on any written or oral information about Company or the Business (including financial or forward-looking information) except for the representations and warranties in this Agreement and each certificate and instrument furnished in connection with this Agreement.

      7.7 Disclosure of Information. The Purchaser believes it has received all the information it considers necessary or appropriate for deciding whether to enter into this Agreement. The Purchaser further warrants that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Agreement. The foregoing, however, does not limit or modify the representations and warranties of the Company set forth in Section 6 of this Agreement, or the right of the Purchaser to rely thereon.

      7.8 Litigation. There is no Proceeding pending or, to Purchaser's knowledge, threatened, and there is no Order in effect, relating to the transactions contemplated by this Agreement. Purchaser does not know of any basis for such a Proceeding or Order.

      7.9   Disclosure. No representation or warranty by Purchaser in this
            Agreement:

            (a) contains or will contain any untrue statement of a material fact; or

            (b) omits or will omit to state any material fact required to make the statements made in this Agreement not misleading.

            The representations and warranties contained in this Agreement will not be affected or deemed waived by reason of any investigation by Company or its representatives.

8. PRE-CLOSING COVENANTS. After the execution of this Agreement and before the earlier of the Closing or termination of this Agreement:

            CONFIDENTIAL TREATMENT REQUESTED BY ROCKFORD CORPORATION


      8.1 Conversion of Existing Preferred Stock and Security Rights. Company will take all steps necessary to cause

            (a) all outstanding Series A and Series B preferred stock of Company; and

            (b) all outstanding Security Rights of Company (other than options under Company's existing stock option plan)

            to be converted into or exchanged for Company common stock and all existing preferences relating to the Series A and Series B preferred stock to be terminated. Subject to Purchaser's prior written approval, Company will amend its certificate of incorporation and bylaws as necessary to effect such conversion or exchange.

      8.2 Pre-paid Asset. Company will expense the pre-paid asset Company carried on its Balance Sheet as of the Financial Statements Date in the amount of $***.

      8.3   Consents and Approvals. Purchaser and Company will cooperate:

            (a) to obtain as expeditiously as possible all Permits necessary to carry out the transactions contemplated by this Agreement; and

            (b) to comply with all Laws regulating or restricting the transactions contemplated by this Agreement.

      8.4 Conduct of Business. Company will conduct business only in the ordinary course consistent with past practice or as otherwise specifically permitted by this Agreement except for changes to which Purchaser consents in writing. Company will maintain and preserve the Properties and will use best efforts:

            (a)   to preserve the business and organization of Company;

            (b) to maintain the general character of the Business and conduct its business, operations, activities, and practices in a reasonable manner in accordance with its past practices;

            (c) to keep available to Purchaser the services of Company's officers, employees, agents and independent contractors; and

            (d) to preserve for the benefit of Purchaser the goodwill of Company's suppliers, customers, landlords and others having business relationships with it.

      8.5 Consultation. Company will consult with Purchaser about material changes in the conduct of Company's business. Company is not required to take or fail to take any action that, in Company's reasonable judgment, is likely to result in:

            (a)   a substantial penalty;

            CONFIDENTIAL TREATMENT REQUESTED BY ROCKFORD CORPORATION


            (b)   a claim for damages by any third party against Company;

            (c)   losses to Company;

            (d) prejudice to or interference with Company's business and operations; or

            (e) a breach by Company of any of the representations and warranties made by it in this Agreement.

      8.6 Approval of Certain Transactions; Operating Requirements. Company will not, without Purchaser's prior written approval, take or agree to take any of the following actions:

            (a)   amend its certificate of incorporation or bylaws;

            (b) merge or consolidate (or agree to merge or consolidate) with or into any Person;

            (c) sell or purchase any shares of capital stock or any other securities;

            (d)   declare or pay any dividend or other distribution;

            (e) authorize or effect any split-up or recapitalization, or make any changes in its authorized or issued capital stock;

            (f) incur any additional debt, other than trade debt incurred in the ordinary course of business;

            (g) increase the compensation of any officers, directors, or employees, except for normal periodic bonus accruals and normal periodic increases in regular compensation;

            (h) assume or guarantee the obligations of any party except for Company;

            (i) take any action which would breach any of its representations and warranties in this Agreement;

            (j) sell or otherwise dispose of any of its assets except in the ordinary course of business;

            (k) subject any Properties to an Encumbrance, other than in the ordinary course of business; or

            (l) enter into or terminate any Contract except in the ordinary course of business and except for those of the type which would not have to be listed and described in Schedule 6.20 or any other schedule to this Agreement.

            CONFIDENTIAL TREATMENT REQUESTED BY ROCKFORD CORPORATION


      8.7 Material Changes. Company will give Purchaser written notice of any material change known to Company in any representations and warranties made by it in this Agreement.

      8.8 Share Restrictions. Company will take no action that would encumber or restrict the Shares or their sale or transfer, except actions to enforce rights under this Agreement.

      8.9   Confidentiality.

            (a) Agreement. Purchaser and Company have entered into and remain bound by the Confidentiality Agreement attached as Exhibit
                  8.9. Each party will comply with its obligations under the Confidentiality Agreement.

            (b) Press Release. Company acknowledges that Purchaser will make a public announcement of the transactions contemplated in this Agreement immediately after execution of the Agreement. Such an announcement, and later announcements required by applicable securities laws, will not be a violation of Purchaser's confidentiality obligations.

            (c) Communication Plans. The parties will develop, and cooperatively implement, communication plans to disclose the planned acquisition of Shares by Purchaser and its consequences and benefits to Company's employees and customers.

      8.10 Investigations. Upon reasonable notice and during regular business hours, Company will give Purchaser and Purchaser's attorneys, accountants and other representatives:

            (a) access to Company's officers, directors, employees, independent contractors, counsel, and independent accountants;

            (b)   access to Company's Properties, Contracts, and Books;

            (c) copies of Company documents to the extent Purchaser reasonably requests; and

            (d) all other information ("Information") Purchaser reasonably requests with respect to the affairs of Company.

            Information that Company supplies to Purchaser or its attorneys, accountants or other representatives is subject to the Confidentiality Agreement. Company does not assume responsibility for the accuracy or completeness of the Information except and to the extent specifically provided in this Agreement. The Information, and Purchaser's investigation, does not affect Purchaser's right to rely on the representations and warranties made in this Agreement.

            CONFIDENTIAL TREATMENT REQUESTED BY ROCKFORD CORPORATION


9. LIMITATIONS ON DISPOSITION. The Purchaser agrees not to make any disposition of all or any portion of the Common Stock (i) other than pursuant to this paragraph 9 hereof or Rule 144 (defined below), or (ii) unless the transferee has agreed in writing for the benefit of the Company to be bound by this Section 9 and:

            (a) There is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

            (b) The Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) the Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Act (defined below). It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 (defined below) or for transfers to affiliates of the Purchaser.

10. "MARKET STAND-OFF" AGREEMENT. The Purchaser hereby agrees that, during the period of duration specified by the Company and an underwriter of Common Stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except Common Stock included in such registration; provided, however, that:

            (a) such agreement shall be applicable only to the first such registration statement of the Company which covers Common Stock to be sold on its behalf to the public in an underwritten offering;

            (b) all officers and directors of the Company and all other persons which hold greater than five percent (5%) of the Company's equity securities enter into similar agreements or are similarly bound; and

            (c) such market stand-off time period shall not exceed 180 days from the effective date of the registration statement.

            In the event that any officer, director, or holder of greater than five percent (5%) of the Company's equity securities is released from the restrictions set forth in this Section 4 prior to the end of the 180 day maximum market stand-off time period, than all Stockholders shall similarly be released on a pro rata basis to the same extent as such officer, director, or holders of greater than five percent (5%) of the Company's equity securities. In order to enforce the foregoing covenant,

            CONFIDENTIAL TREATMENT REQUESTED BY ROCKFORD CORPORATION


            the Company may impose stop-transfer instructions with respect to the Registrable Securities of the Purchaser (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

            Notwithstanding the foregoing, the obligations described in this
            Section 10 shall not apply to a registration relating solely to employee benefit plans on Form S-l or Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-14 or Form S-15 or similar forms which may be promulgated in the future.

11. RESTRICTED SECURITIES. The Purchaser understands that the shares of Common Stock it holds are characterized as "restricted securities" under the federal securities laws inasmuch as they were acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the "Act"), only in certain limited circumstances. In this connection, each Investor represents that it is familiar with SEC Rule 144 ("Rule 144"), as presently in effect, and understands the resale limitations imposed thereby and by the Act.

12. LEGENDS. It is understood that the certificates evidencing the Common Stock issuable may bear one or all of the following legends:

            CONFIDENTIAL TREATMENT REQUESTED BY ROCKFORD CORPORATION


            (a) "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT."

            (b) Any legend required by any applicable state or federal securities laws.

            The Company further agrees, at the request of the Purchaser, to remove any of the foregoing legends at such time as they are no longer applicable.

13. CONDITIONS TO EACH PARTY'S OBLIGATIONS. No party is obligated to close the transactions contemplated by this Agreement unless the following conditions are satisfied on or before the Closing Date:

      13.1 Board Approval. Company's board of directors must approve the transaction contemplated by this Agreement and recommend it to the Stockholders.

      13.2 Consent of Stockholders. The Stockholders, including the Series A and Series B preferred stockholders, must approve the transaction contemplated by this Agreement and must waive or surrender any liquidation preferences, anti-dilution rights, preemptive rights, or other restrictions that would limit or impair the transaction contemplated by this Agreement. This approval must include the approval of the Series A and Series B preferred stockholders to the conversion of their shares into shares of common stock. With the prior written approval of Purchaser, Company may amend its certificate of incorporation and bylaws as necessary to give effect to such waiver or surrender of Stockholder rights.

      13.3 Consents and Approvals. All Governmental consents and approvals required pursuant to Section 13.1 must have been obtained.

      13.4 Proceedings. No proceeding seeking to enjoin or prohibit, and no Order enjoining or prohibiting, the consummation of the transactions contemplated by this Agreement may be in effect.

14. CONDITIONS TO PURCHASER'S OBLIGATIONS. Purchaser is not obligated to close the transactions contemplated by this Agreement unless the following conditions are satisfied (or waived by Purchaser) on or before the Closing
      Date:

      14.1 Accuracy of Representations and Warranties. The representations and warranties of Company in Section 6 of this Agreement must be true and correct, both when made and on the Closing Date.

            CONFIDENTIAL TREATMENT REQUESTED BY ROCKFORD CORPORATION


      14.2 Right of Purchase Agreement. Company and Stockholders holding at least *** of the capital stock of Company on a full-diluted basis must have executed and delivered a Right of Purchase Agreement in substantially the form of Exhibit 10.2 (the "Right of Purchase Agreement") providing for the right of Purchaser to acquire Company's remaining shares and Security Rights.

      14.3 Performance of Obligations and Delivery of Documents. Company must have:

            (a) performed all covenants, agreements, and obligations required of it by this Agreement; and

            (b) executed and delivered to Purchaser all documents required to be delivered at or prior to the Closing, including this Agreement.

      14.4 Opinion of Counsel. Purchaser must have received an opinion of Company's counsel, dated as of the Closing Date, substantially in conformance with the form of opinion attached as Exhibit 14.4.

      14.5 Certificate. Company must deliver to Purchaser a certificate, in the form attached as Exhibit 14.5, that the conditions stated in this
            Section 10 have been fulfilled.

15. CONDITIONS TO COMPANY'S OBLIGATIONS. Company is not obligated to close the transactions contemplated by this Agreement unless the following conditions are satisfied (or waived by Company) on or before the Closing
      Date:

      15.1 Accuracy of Representations and Warranties. The representations and warranties of Purchaser in Section 7 of this Agreement must be true and correct, both when made and on the Closing Date.

      15.2 Right of Purchase Agreement. Purchase must have executed and delivered the Right of Purchase Agreement.

      15.3 Performance of Obligations and Delivery of Documents. Purchaser must have:

            (a) performed all covenants, agreements, and obligations required of it by this Agreement; and

            (b) executed and delivered to Company all documents required to be delivered at or prior to the Closing.

      15.4 Opinion of Counsel. Company must have received an opinion of Purchaser's counsel, dated as of the Closing Date, substantially in conformance with the form of opinion attached as Exhibit 11.3.

      15.5 Certificate. Purchaser must deliver to Company a certificate, in the form attached as Exhibit 11.4, that the conditions stated in this
            Section 11 have been fulfilled.

16.   OBLIGATIONS AT AND AFTER CLOSING.

            CONFIDENTIAL TREATMENT REQUESTED BY ROCKFORD CORPORATION


      16.1  Company Deliveries. At the Closing, Company will deliver to
            Purchaser:

            (a)   Certificates for the Shares;

            (b)   an Employment and Non-Competition Agreement in the form of
                  Exhibit 5.1 executed by Company and each Key Employee; and

            (c) all documents required to be delivered to Purchaser under this Agreement including this Agreement and all other documents identified in Section 14.

      16.2  Purchaser Deliveries. At the Closing, Purchaser will deliver to
            Company:

            (a)   the Closing Payment; and

            (b) all other documents required to be delivered to Company under this Agreement including this Agreement and all other documents identified in Section 15.

      16.3 Board of Directors. From and after the Closing, the board of directors of Company will have *** members:

            (a)   ***; and

            (b)   ***.

            Company will take all steps necessary, including amending its certificate of incorporation and bylaws, as appropriate, to cause the board of directors to be constituted in such manner. Purchaser and each Stockholder will agree, in the Right of Purchase Agreement, to vote their shares for this board of directors in each election of directors held within *** after the Closing Date.

      16.4 Administrative Services. After the Closing, Purchaser will assume responsibility to support Company's finance and administration requirements. Company will pay a reasonable fee to support Purchaser's implementation of Oracle and other administrative services for Company.

17.   TERMINATION.

      17.1 Rights to Terminate. A party may terminate this Agreement at any time before the Closing:

            (a)   by mutual written consent of Company and Purchaser;

            (b) by written notice to the other parties if the Closing has not occurred on or before October 14, 2002;

            (c) by written notice to Company if Company fails to offer Purchaser its first right of refusal as provided in Section 17.3(a); or

            CONFIDENTIAL TREATMENT REQUESTED BY ROCKFORD CORPORATION


            (d)   by written notice to the other party if:

                  (1) a material representation or warranty of the other party was or has become inaccurate or untrue (except that, if the misrepresentation or breach is curable then this Agreement will not terminate until the responsible party has failed for 10 days after notice to cure the misrepresentation or breach); or

                  (2) the other party has failed to comply with or perform under this Agreement (except that, if the misrepresentation or breach is curable then this Agreement will not terminate until the responsible party has failed for 10 days after notice to cure the misrepresentation or breach).

      17.2 Effect of Termination. If this Agreement is terminated, neither party will have any liability or further obligation except for the Break-Up Fee established in Section 17.3(b) below, unless the termination was a result of a party's (a) breach, (b) violation of its duties, obligations, representations, or warranties, or (c) fraud, bad faith, or willful misconduct. The Confidentiality Agreement will survive any termination and govern the parties' obligations with respect to Information and confidentiality.

      17.3  First Right of Refusal and Break-Up Fee.

            (a) First Right of Refusal. Until the Closing, Company may engage in negotiations with, or otherwise market itself or the Business to, other potential buyers or investors on the following terms:

                  (1) If Company receives a firm offer to buy all or substantially all of Company's assets, or to acquire at least a majority of the fully-diluted capital stock of Company, Company must give Purchaser a first right of refusal to purchase the assets or acquire such stock on the terms proposed by the offeror.

                  (2) Upon receipt of written notice from Company specifying the offeror and the proposed terms, Purchaser will have 15 days in which to elect to exercise it first right of refusal by providing written notice of such election to Company. If Purchaser exercises its first right of refusal, the closing will take place at the time and place specified in Section 3.

                  (3) If Purchaser fails to provide notice, Purchaser will have elected not to exercise its first right of refusal and Company or the Stockholders may proceed to sell the assets or capital stock within 90 days after the date Purchaser received notice of the proposed transaction on terms no more favorable to the offeror than set forth in the notice of the offer given to Purchaser.

            CONFIDENTIAL TREATMENT REQUESTED BY ROCKFORD CORPORATION


                  (b) Break-Up Fee. If this Agreement is terminated by Purchaser pursuant to Section 17.1(c), then Company will pay to Purchaser a Break-Up Fee in the amount of $***, and will reimburse Purchaser's due diligence and other expenses incurred in connection with the transaction contemplated by this Agreement up to $***, within two business days of the termination date.

18.      INDEMNIFICATION.

         18.1 By Purchaser. Purchaser will indemnify Company from, and will pay on its behalf, all Loss (whether or not resulting from third party claims) incurred as a result of any untrue representation made by Purchaser, any breach of warranty by Purchaser, or non-fulfillment of any of Purchaser's covenants or agreements stated in this Agreement.

         18.2 By Company. Company will indemnify and hold harmless Purchaser from, and will pay on its behalf, all Losses incurred as a result of any untrue representation made by Company, any breach of warranty made by Company, or non-fulfillment of any covenant or agreement of Company in this Agreement to be performed at or prior to Closing.

                  (a) Deductible. Except as otherwise provided in this
                      Agreement, Company will have no obligation to indemnify Purchaser under this Section 18.2 unless the Losses suffered exceed $*** in the aggregate (and then only to the extent of the excess).

                  (b) Liability Limit. The aggregate liability of Company under this Section 18.2 will not exceed *** of the Purchase Price except in the case of Losses resulting from Company's fraud or willful misrepresentation (in which case the liability will be the amount of Loss resulting from Company's fraud or willful misrepresentation). The obligations of Company under this Section 14.2 are subject to Section 19 below.

         18.3     Procedure.

                  (a) Notice and Assumption of Defense. Promptly after an
                      indemnified party receives notice of any potential Loss, the party must give notice in writing to the indemnifying party. The indemnifying party must assume the defense of the Loss and the indemnified party will reasonably cooperate in connection with such defense.

                  (b) Payment of Defense Costs. If the indemnified party
                      reasonably determines that separate counsel is necessary (whether due to the existence of different defenses, potential conflicts of interest or otherwise), or if the indemnifying party does not assume the defense, then the indemnified party may employ separate counsel, and the indemnifying party will pay such counsel's reasonable fees and disbursements as incurred.

            CONFIDENTIAL TREATMENT REQUESTED BY ROCKFORD CORPORATION


            (c) Settlement. An indemnifying party is not obligated to reimburse the costs of a settlement unless it has agreed to the settlement. An indemnifying party may not settle a claim unless the indemnified party consents, but if an indemnified party does not consent to a settlement agreed to by the opposing party and the indemnifying party, then the indemnifying party's indemnification obligation will not exceed (1) the amount of the agreed settlement plus (2) expenses incurred before the settlement could have been effected.

19. EXPIRATION OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made by the parties in this Agreement, or in any instrument or document furnished in connection with this Agreement, will survive the Closing and any investigation at any time by or on behalf of the parties as provided in this Section.

      19.1 Survival of Certain Representations and Warranties. The representations and warranties set forth in Section 6 and Section 7 will survive only until six months after the Closing Date except to the extent that prior to that time one or more claims is submitted in writing to the indemnified party and identified as a claim for indemnification pursuant to this Agreement.

      19.2 Limit on Claims. A party may maintain a claim or action for indemnity under Section 14 after the expiration of the representation or warranty only if the party made the claim in writing before expiration.

      19.3  Exclusive Remedy. The indemnification provided by Company in Section
            18.2 is Purchaser's exclusive remedy for breach of any representation, warranty or covenant by Company, except that nothing in this Section limits Purchaser's remedies against an officer or director of Company in respect of fraud, intentional misrepresentations, or intentional omissions engaged in personally by such officer or director.

20. NOTICES. Notices under this Agreement must be in writing. Notices are deemed given:

      -     when personally delivered;

      -     when received by facsimile, e-mail, or overnight courier service; or

      - on the fifth business day after mailing by first class registered mail, return receipt requested.

      Notices must be sent to the parties at the addresses stated on the signature page of this Agreement (or at any other address designated in a notice given by a party to change its address).

21.   CERTAIN COSTS.

      21.1 Costs of Proceedings. In any Proceeding arising under or related to this Agreement the prevailing party is entitled, in addition to other amounts it

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            CONFIDENTIAL TREATMENT REQUESTED BY ROCKFORD CORPORATION


            recovers, to have the other party pay all costs and expenses (including reasonable attorneys' fees) incurred in connection with the Proceeding.

      21.2 Expenses. Each party is solely responsible for its own expenses relating to the preparation, execution, and consummation of this Agreement and the transactions contemplated by this Agreement, except that expenses are recoverable as part of the damages owed by a party whose failure to perform its obligations results in the termination of this Agreement.

      21.3 Finders' Fees. Each party represents that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction. The Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Purchaser or any of its officers, partners, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless the Purchaser from any liability for any commission or compensation in the natures of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employers, or representative is responsible.

22.   MISCELLANEOUS.

      22.1 Integration and Amendment. This Agreement, together with the Confidentiality Agreement, constitutes the entire agreement of the parties, and supersedes all prior agreements or understandings among the parties with respect to their subject matter. This Agreement may be amended only in a written agreement signed by each of the parties.

      22.2 Attorney's Fees. If any action in law or in equity (including arbitration) is instituted to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled.

      22.3 Expenses. The Company and the Purchaser shall bear their own expenses incurred with respect to the negotiation, execution, delivery and performance of this Agreement and the transactions contemplated thereby.

      22.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

      22.5 Waivers. No waiver under this Agreement is valid unless it is in writing and signed by the party giving the waiver. A waiver of a particular matter does not waive a subsequent or similar matter.

      22.6 Binding Effect. This Agreement is binding upon, and inures to the benefit of, each party and its successors and assigns.

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            CONFIDENTIAL TREATMENT REQUESTED BY ROCKFORD CORPORATION


      22.7 No Benefit to Others. This Agreement is solely for the benefit of the parties (and their successors and assigns) and does not confer any rights on any other persons.

      22.8 Severability. The invalidity or unenforceability of any provision of this Agreement does not affect the other provisions. This Agreement is to be construed in all respects as if it excluded any invalid or unenforceable provision.

      22.9 Construction and Headings. Whenever a singular word is used in this Agreement it also includes the plural if required by the context, and vice versa. Paragraph headings are for convenience only and do not define or limit the contents of a paragraph.

      22.10 Cooperation. In order to carry out this Agreement, each party will cooperate, will take further action, and will execute and deliver further documents as reasonably requested by the other party.

      22.11 Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together are one original.

      22.12 Governing Law. This Agreement is governed by the internal Laws of Delaware. Exclusive jurisdiction and venue for any litigation arising under this Agreement is in the federal and state courts located in Wilmington, Delaware.


                    [Signature Page is on the following page]

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            CONFIDENTIAL TREATMENT REQUESTED BY ROCKFORD CORPORATION


EFFECTIVE DATE. This Agreement is executed and effective as of October __, 2002.



                                    SIMPLEDEVICES, INC., a Delaware corporation

                                    By:        ______________________________
                                               Louis S. Hughes, III,
                                               President, CEO and Co-Founder

                                    Address:   Bay View Plaza
                                               2121 El Camino Real, 2nd Floor
                                               San Mateo, CA  94403

                                    ROCKFORD CORPORATION, an Arizona corporation

                                    By:        ______________________________
                                    Name:      W. Gary Suttle
                                    Its:       President and CEO

                                    By:        ______________________________

                                    Name:      ______________________________
                                    Its:       Secretary

                                    Address:   546 South Rockford Drive
                                               Tempe, AZ 85281

                                    Phone:     (480) 967-3565
                                    Facsimile: (480) 967-8132

            CONFIDENTIAL TREATMENT REQUESTED BY ROCKFORD CORPORATION


                                    Exhibit 2

                              Capitalization Table

            CONFIDENTIAL TREATMENT REQUESTED BY ROCKFORD CORPORATION

                                   Exhibit 5.1
                    Employment and Non-Competition Agreement

                              EMPLOYMENT AGREEMENT

            This Agreement is between SimpleDevices, a Delaware corporation, ("Simple") and *** ("Employee"). Simple and Employee agree as follows:

1.    RECITALS.

      1.1 Simple's Business. Simple's principal business is the design, manufacture, and sale of wireless electronic systems for the delivery of Internet and personal computer content to audio and other electronic devices and systems. Rockford Corporation, an Arizona Corporation, has purchased a *** ownership interest in Simple in order to finance the continued development of Simple's business.

      1.2 Employee Experience. Employee has worked for Simple to develop Simple's business and was an officer of Simple before Rockford bought its shares of Simple.

      1.3 Agreement for Employment. In connection with Rockford's purchase of Simple, Rockford recognizes Employee's continued contribution to Simple's growth and desires to have Simple enter into an employment agreement with Employee.

      1.4 Agreement Purpose. This Agreement states the terms of Simple's continued employment of Employee.

2. EMPLOYMENT. Simple employs Employee and Employee accepts employment, subject to the terms and conditions of this Agreement.

3.    TITLE AND DUTIES.

      3.1 Title and Reporting. Employee will serve as Simple's *** ("***"). Employee will have the responsibilities and duties assigned by, and will report to the person designated by Simple's Board of Directors.

      3.2   Initial Duties. Employee's initial duties are to:

            (a) serve in the office designated above, focusing on development of Simple's business and technology;

            (b) participate as a member of Simple's management group with duties as assigned by Simple's Board of Directors;

            (c) participate with other members of the Simple management team, responsible to Simple's Board of Directors, to:

            CONFIDENTIAL TREATMENT REQUESTED BY ROCKFORD CORPORATION


                  (1) direct all aspects of Simple's business activities and ensure the adequacy and soundness of its financial structure, operations, employee relations, and short and long-range growth;

                  (2) establish Simple's overall objectives, policies, and plans;

                  (3)   develop new business; and

                  (4) develop programs to encourage successful future management.

      3.3 No Reduction of Duties; Limitation on Moves. Simple may not change Employee's duties in a manner that would substantially reduce Employee's responsibilities for management of Simple's business unless Employee consents to the change. Simple may not require Employee to move to a location outside the Silicon Valley area unless Employee consents.

4.    COMPENSATION.

      4.1 Base Compensation. Simple will pay Employee a base salary of $*** gross per month. Simple will pay Employee using its regular payroll practices. Payments are subject to the normal and regular deduction of Employee's portion of withholding tax, workers' compensation and unemployment tax, and other lawful deductions in the state where Employee is located.

      4.2 Changes of Compensation. After the first year of the Agreement, Simple and Employee will meet and adjust Employee's compensation to take account of changes in the cost of living and of Employee's duties for and performance at Simple. Simple's Board of Directors may increase Employee's compensation in excess of the cost of living, at its discretion.

5.    TERM AND TERMINATION.

      5.1 Employment Term. The period of Employee's employment pursuant to this Agreement is for a term commencing on the effective date of Rockford's purchase of Simple shares and expiring 4 years thereafter, unless terminated earlier pursuant to Paragraph 5.2 below.

      5.2 Termination. Either party may terminate Employee's employment pursuant to this Agreement and the Employment Term provided for herein (a) for any reason at any time by giving 30 days' written notice of termination or (b) for Cause or Good Reason by giving written notice of termination. Termination will not affect the obligations of Employee and Simple which survive termination.

            (a) For all purposes under this Agreement, "Cause" for termination means:

                  (1) Employee's indictment, conviction or plea of guilty to any act or acts constituting a felony under the laws of the United States, any

            CONFIDENTIAL TREATMENT REQUESTED BY ROCKFORD CORPORATION


                        state or any foreign jurisdiction,

                  (2) Employee's failing or refusing, after a 30-day written notice from Simple and an opportunity for Employee to cure, to comply in a material respect with Simple's policies, written or otherwise, or with the material duties and obligations imposed under this Agreement,

                  (3) any act by Employee that is unlawful or brings Simple into disrepute unless Employee believed in good faith that the act was lawful and not opposed to Simple's best interests, or

                  (4) any act by Employee involving theft or dishonesty and affecting $1,000 or more of Simple's property.

            (b) For all purposes under this Agreement, "Good Reason" for termination means:

                  (1)   relocation of Simple's executive offices more than forty
                        (40) miles from the Silicon Valley area, without Employee's concurrence;

                  (2) any material breach by Simple of any provision of this Agreement and Simple's failure, after notice to Simple and Rockford, to cure the breach within 30 days of the notice;

                  (3) any reduction in Employee's base salary or any material reduction in his total compensation or benefit package, without Employee's concurrence; or

                  (4) any material reduction in Employee's job duties without Employee's concurrence.

      5.3   Continuation of Base Compensation and Medical Insurance. If

            (a)   Simple terminates Employee's employment for Cause,

            (b)   Employee resigns his employment without Good Reason, or

            (c)   Employee dies or becomes permanently disabled

            then Employee will not be entitled to any additional compensation or other rights or benefits from Simple, and Simple shall be obligated to pay Employee only that portion of his base salary that he has earned prior to the termination date. If Employee's employment is terminated for any other reason, subject to Employee executing and not revoking a general release of claims with Simple in the form attached as Exhibit A, then Simple will continue (1) to pay Employee his base compensation under section 4.1 for the longer of (a) the remaining term of this Agreement or (b) six months and (2) to provide medical insurance comparable to that

            CONFIDENTIAL TREATMENT REQUESTED BY ROCKFORD CORPORATION


provided on the termination date for 6 months after the termination of Employee's employment.

6.    BENEFITS AND POLICIES.

      6.1 Benefit Plans. In addition to the compensation described above, Employee may participate in all fringe benefit plans made available to Simple employees located at Simple's location. To the extent permitted by law and the applicable benefit plans, Employee will be credited with time of service based on continuous periods of employment for Simple.

      6.2 Leave. Employee may take reasonable vacation, holiday, and sick leave, subject to Simple's reasonable limits and procedures as applied to all Simple employees. For purposes of computing the amount of leave available to Employee, Employee will be credited with time of service based on all prior periods of employment for Simple. Employee must adjust his vacation and holiday schedule as necessary to satisfy Simple's reasonable business needs.

      6.3 Expenses. Simple will reimburse Employee for reasonable expenses incurred in connection with Employee's employment, on a basis consistent with Simple's reimbursement of other employees and subject to Simple's right to approve all expenses in advance. Simple may adopt reasonable policies for reimbursement of expenses, may require receipts or other appropriate evidence of each expense, and may review the reasonableness of each expense.

      6.4 Employee Policies and Procedures. All other terms of Employee's employment will be governed by Simple's employee policies and procedures. Simple reserves the right unilaterally to amend the employee policies and procedures, from time to time, and Employee will be subject to changes made so long as they are applied to all Simple employees at Employee's location.

      6.5 Stock Options. Employee will participate in Simple's stock option plan on the same basis as other Simple management employees. Simple's Board of Directors will determine the amount and terms of options awarded to Employee. All options are subject to the terms of the plan.

            (a) In the event Simple terminates Employee's employment other than for Cause or Employee resigns his employment for Good Reason, 50% of Employee's then unvested options shall vest in full.

            (b) In the event Employee's employment is terminated other than for Cause within 12 months of a Change in Control, 100% of Employee's then unvested options shall vest in full.

            (c) For all purposes under this Agreement, a "Change in Control" shall mean:

            CONFIDENTIAL TREATMENT REQUESTED BY ROCKFORD CORPORATION


            (1) a merger or consolidation of Simple, in which the stockholders of Simple do not control 50% or more of the total voting power of the surviving entity (other than a mere reincorporation merger); or

            (2) the sale, transfer or other disposition of all or substantially all of Simple's assets in liquidation or dissolution of Simple.

      6.6 No Car. Employee acknowledges that Simple policy is not to provide a company car to any employee.

7.    NON-COMPETITION. During:

            (a) the term of this Agreement and for one year after this Agreement terminates or expires; and

            (b) any period after the term when Employee is receiving payments of base compensation (but Employee may elect to terminate payments of base compensation to terminate this period)

            Employee will not engage in, plan for, organize, work for, or assist, directly or indirectly, any business that develops, manufactures, or distributes wireless electronic systems for the delivery of Internet and personal computer content to audio and other electronic devices and systems.

8. CONFIDENTIAL INFORMATION. During and after the term of Employee's employment, Employee will keep confidential, and will not reproduce, copy or disclose to any other person or firm, all trade secrets and other proprietary or confidential information and data concerning Simple, Rockford, or their businesses ("Confidential Information"). Employee will not, during or after the term of this Agreement, use (either alone or with others), disclose to any person, or encourage anyone else to disclose any Confidential Information except within the scope of Employee's duties and responsibilities for Simple and Rockford or with Simple's consent.

9. RETURN OF SIMPLE DOCUMENTS. Upon termination of this Agreement, Employee will return to Simple all records and documents of or pertaining to Simple or Rockford (including, but not limited to, customer lists, names, or addresses). Employee will not make, retain, or give to any other person any copy or extract of any such record or document. "Record" includes but is not limited to, information stored on computer.

10. NON SOLICITATION. During the term of Employee's employment and for one year thereafter, Employee will not solicit, or assist others to solicit, any persons who were, at any time during the term of Employee's employment, employed by, customers of, or solicited to become customers of Simple or Rockford.

11. ACTIONS. Employee acknowledges that it would be difficult to determine damages, and Simple will not have an adequate remedy at law, if Employee breaches this Agreement. Accordingly, if Employee

            CONFIDENTIAL TREATMENT REQUESTED BY ROCKFORD CORPORATION


      breaches this Agreement, Simple may seek injunctive relief to enforce this Agreement. Nothing in this section limits or excludes any and all other rights, including rights to money damages, granted to Simple in law or equity.

12. REFORMATION AND SEVERABILITY. If a section of this Agreement is deemed unreasonable as to time or scope by any court or arbitrator, then such court or arbitrator may modify the section so that it is reasonable and must then enforce the section as modified. If a section of this Agreement is deemed unreasonable by a court or arbitrator and cannot be modified so that it is reasonable, such section is severable from the remainder of this Agreement, which must be enforced according to its terms.

13. NON-DELEGABILITY OF EMPLOYEE'S RIGHTS. The obligations, rights and benefits of Employee under this Agreement are personal and may not be delegated, assigned, or transferred without written consent from Simple.

14. ASSIGNMENT BY SIMPLE. Simple may assign its rights under this Agreement to another business that (1) is controlled by or affiliated with Simple or
      (2) acquires Simple or the assets of Simple used in connection with Employee's employment. After any such assignment all references in this Agreement to "Simple" will, where appropriate, be deemed to refer to the assignee.

15. NOTICES. Notices under this Agreement must be in writing and are effective upon delivery or three days after mailing, certified or registered mail, return receipt requested, to the party's addresses stated on the signature page of this Agreement. A party may change its address by giving the other party notice of the change.

16. ENTIRE AGREEMENT AND AMENDMENT. This Agreement is the entire agreement of the parties with respect to Employee's employment and may be amended only by a written document signed by both parties.

20. GOVERNING LAW. Delaware law, excluding Delaware law relating to conflicts of laws, will govern this Agreement.

21. ATTORNEYS' FEES. In any proceeding arising out of this Agreement, the prevailing party is entitled to reasonable attorneys' fees, costs and other expenses incurred in connection with such proceeding.

22. ARBITRATION. If the parties cannot resolve a dispute arising out of this Agreement or out of Employee's employment, they will submit it to binding arbitration in metropolitan Phoenix, Arizona. The arbitration will be before a single arbitrator, or, if the parties cannot agree upon a single arbitrator, before a panel of three arbitrators, one selected by each party (within 10 days after notice of a dispute and failure to agree upon a single arbitrator) and a third appointed by the arbitrators selected by the parties. The rules for commercial arbitration of the American Arbitration Association, as amended to the date of the proceedings,

            CONFIDENTIAL TREATMENT REQUESTED BY ROCKFORD CORPORATION


      will govern selection of arbitrators and all arbitration proceedings. Any court having jurisdiction may enter judgment upon the award. The arbitrators must render a decision within 30 days after their appointment and may award the costs of arbitration as they see fit.

23. EXECUTION AND EFFECTIVE DATE. This Agreement is executed on October 15, 2002 and is effective as of October 1, 2002.



                                     SIMPLEDEVICES, INC., a Delaware corporation

                                     By:       _________________________________
                                               Louis S. Hughes, III,
                                               President and CEO

                                     Address:  Bay View Plaza
                                               2121 El Camino Real, 2nd Floor
                                               San Mateo, CA  94403

                                     EMPLOYEE

                                     By:       _________________________________

                                     Name:     ***

                                     Address:  ***

            CONFIDENTIAL TREATMENT REQUESTED BY ROCKFORD CORPORATION


                          [Exhibit A - Form of Release]

                          GENERAL RELEASE OF ALL CLAIMS

            In consideration of the severance benefit to be paid to me by SimpleDevices in accordance with the Employment Agreement entered into as of ((Date)), I hereby fully and forever release and discharge SimpleDevices and its directors, officers, employees, agents, successors, predecessors, subsidiaries, shareholders, employee benefit plans and assigns (together the "Company"), from all claims and causes of action arising out of or relating in any way to my employment with the Company, including the termination of my employment.

            1. I understand and agree that this RELEASE is a full and complete waiver of all claims, known and unknown, including (without limitation) claims of wrongful discharge, breach of contract, breach of the covenant of good faith and fair dealing, violation of public policy, defamation, personal injury or emotional distress and claims under Title VII of the Civil Rights Act of 1964, as amended, the Fair Labor Standards Act, the Equal Pay Act of 1963, the Americans with Disabilities Act, the Civil Rights Act of 1866, the Age Discrimination in Employment Act of 1967, as amended (ADEA), the California Fair Employment and Housing Act, the Family and Medical Leave Act or any federal or state law or regulation relating to employment or employment discrimination. I further understand and agree that this RELEASE is a full and complete waiver of all claims, including (without limitation) claims under the Employee Retirement Income Security Act of 1974 (ERISA) related to severance benefits. I further understand that by this RELEASE I agree not to assist, encourage, institute or cause to be instituted the filing of any administrative charge or legal proceeding against the Company relating to employment discrimination.

            2. I also hereby agree that nothing contained in this RELEASE shall constitute or be treated as an admission of liability or wrongdoing by me or the Company. This RELEASE does not relieve the company of its obligations to comply with the terms of the Employment Agreement, any stock option agreement or any employee benefit plan or similar program in which I am a participant or eligible for benefits.

            3. In addition, I hereby expressly waive any and all rights and benefits conferred upon me by the provisions of Section 1542 of the Civil Code of the State of California (or any analogous law of any other state), which states as follows:

            A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which, if known by him, must have materially affected his settlement with the debtor.

            4. I hereby acknowledge that I have read and understand the foregoing RELEASE and that I sign it voluntarily and without coercion. I further acknowledge that I was given an opportunity to consider and review this RELEASE and to consult with an attorney of my own choosing concerning the waivers contained in this RELEASE and that the waivers are knowing, conscious and with full appreciation that I am forever foreclosed from pursuing any of the rights that I waived.

            CONFIDENTIAL TREATMENT REQUESTED BY ROCKFORD CORPORATION


            5. I understand that I may have up to twenty-one (21) days after receipt of this letter within which I may review and consider, discuss with an attorney of my own choosing, and decide to execute or not execute it. I also understand for a period of seven (7) days after I sign this RELEASE, I may revoke this RELEASE and that the RELEASE will not become effective until seven
(7) days after I sign it, and only then if I do not revoke it. In order to revoke this agreement, I must deliver to the Chairman of the Board of the Company within seven (7) days after I have executed this RELEASE, a letter stating that I ma revoking it. [Note: remove Section 5 if employee is under 40 years old.]

            6. I understand that if I choose to revoke this RELEASE within seven
(7) days after I signed it, I will not receive any severance benefit and the RELEASE will have no effect. [Note: remove Section 6 if employee is under 40 years old.]

            7. Before signing my name to this RELEASE, I state that:

               -     I have read it,

               -     I understand it,

               -     I know that I am giving up important rights,

               - I am aware of my right to consult an attorney before signing it, and

               -     I have signed it knowingly and voluntarily.

Dated: _____________________________  Signature: _______________________________

            CONFIDENTIAL TREATMENT REQUESTED BY ROCKFORD CORPORATION


                                   Exhibit 5.2
                               Invention Agreement

                               EMPLOYEE AGREEMENT

      In exchange for being employed (both past and future) by ROCKFORD Corporation, its subsidiaries, affiliates, or successors ("ROCKFORD"), I agree that while working for ROCKFORD:

            1. I have and will continue to perform my assigned duties, comply with all ROCKFORD instructions and regulations, and devote my best efforts to ROCKFORD's interests. I will not, without ROCKFORD's prior written consent, engage in any other job or activity detrimental to ROCKFORD's interests.

            2. I have and will continue to promptly disclose and do hereby assign to ROCKFORD my entire rights in all designs, trademarks, copyrights, discoveries, formulae, processes, manufacturing techniques, trade secrets, inventions, improvements, ideas or copyrightable works:

      (a) related in any way to my work at ROCKFORD (whether or not during normal working hours);

      (b) related in any way to ROCKFORD's business or to ROCKFORD's actual or demonstrably anticipated research or development; or

      (c) aided by the use of ROCKFORD equipment, supplies, facilities or trade secret information.

      This disclosure and assignment is and will be made without additional compensation and solely in consideration of the compensation paid for my usual work. I am not conveying rights in designs, trademarks, copyrights, discoveries, formulae, processes, manufacturing techniques, trade secrets, inventions, improvements, ideas or copyrightable works I made prior to working for ROCKFORD which are identified in an attached sheet (which contains no confidential information). I understand that I am not required to assign any design, trademark, copyright, discovery, formula, process, manufacturing technique, trade secret, invention, improvement, idea or copyrightable work where:

      (1) no ROCKFORD equipment, supplies, facilities or trade secret information were used;

      (2)   the invention was developed entirely on my own time;

      (3) the invention does not relate to ROCKFORD's business or to ROCKFORD's actual or demonstrably anticipated research or development; and

      (4)   the invention does not result from my ROCKFORD work.


            3. I will during and after my ROCKFORD employment, do whatever is requested by ROCKFORD, at its expense to sign documents or otherwise assist in obtaining and enforcing ROCKFORD's rights throughout the world in the assigned items.

            4. I have and will continue to hold in confidence and not use or disclose without ROCKFORD's written authorization any confidential information (technical or otherwise) I obtain or create during the period of my employment. Confidential

            CONFIDENTIAL TREATMENT REQUESTED BY ROCKFORD CORPORATION


            information includes all information that pertains to any aspect of ROCKFORD's business and is either:

      (a)   unknown to actual or potential competitors of ROCKFORD; or

      (b)   proprietary information of ROCKFORD, its customers or suppliers.


                  I will hold this information in confidence until it becomes generally known (other than through breaches of this agreement or other similar agreements) or until three (3) years from the date of my termination, whichever is earlier. I will not make unauthorized copies of such information and will return to ROCKFORD upon my termination or upon ROCKFORD's request, all tangible forms of such information including drawings, computerized data or programs, specifications, documents, devices, models or any other material.

            5. I represent that I have not brought and will not bring or use in the performance of my duties at ROCKFORD any proprietary or confidential information (whether or not in writing) of a former employer without that employer's written authorization.

            6. This agreement (a) survives my employment by ROCKFORD, (b) does not in any way restrict my right or the right of ROCKFORD to terminate my employment, (c) inures to the benefit of successors and assigns to ROCKFORD, and (d) is binding upon my heirs and legal representatives.

            7. I certify that to the best of my information and belief, I am not a party to any other agreement which will interfere with my full compliance with this Agreement except as specifically identified below.

            8. I certify and acknowledge that I have carefully read all of the provisions of this Agreement and that I understand and will fully and faithfully comply with such provisions.

The effective date of this Agreement is the date my employment began at ROCKFORD.

ROCKFORD                                        EMPLOYEE


By   ________________________________________   By _____________________________
     Jacque Mott, Director of Human Resources

                                                Printed Name____________________

            CONFIDENTIAL TREATMENT REQUESTED BY ROCKFORD CORPORATION


                                   Exhibit 8.9
                            Confidentiality Agreement

                         MUTUAL NON_DISCLOSURE AGREEMENT

      This Agreement is made and entered into by and between Simple Devices having his principal place of business at Burlingame, CA and Rockford Corporation having a place of business 600 South Rockford Drive, Tempe, Arizona 85281 ("Rockford").

      Rockford designs and manufactures audio products. Simple Devices is engages in the business of software and services. The parties with to explore the possibility of a possible business relationship ("the Activity").

      Rockford and Simple Devices each possess Confidential Information pertaining to their respective software, technology and business practices. The parties for their mutual benefit desire that certain information, including Confidential Information, be disclosed in order that the parties may work together to accomplish the Activity. The parties wish to define their rights with respect to Confidential Information.

      Therefore the parties agree as follows:

Definition. Confidential Information shall mean information provided under this Agreement to further the Activity, which the disclosing party reasonably believes to be confidential or proprietary. Confidential Information shall be marked in a fashion to alert a reasonable individual to its proprietary or confidential status. Confidential Information may be transmitted in electronic, written, visual, verbal or audio form and the markings shall be applied in a fashion consistent with generally accepted practices related to the transmission method used. Confidential Information which is disclosed by video, verbal or audio means shall be identified as confidential at the time of its disclosure and summarized and designated as confidential in writing within thirty (30) days of the disclosure. Confidential Information shall not include information which:

      (i) was rightfully in the Recipient's possession or was rightfully known to the Recipient without disclosure restrictions prior to its receipt from the Disclosing Party;

      (ii) is or becomes public knowledge by acts other than those of the Recipient;

      (iii) is developed by the Recipient independent of the Confidential Information received under this Agreement;

      (iv) is rightfully received by the Recipient, from a third party, without a duty of confidentiality;

      (v) is disclosed under operation of law, provided the Disclosing Party has been

            CONFIDENTIAL TREATMENT REQUESTED BY ROCKFORD CORPORATION


            notified of the requirement prior to disclosure; or

      (vi) is disclosed by the Recipient with the Disclosing Party's prior written approval

      Confidential Information shall not be deemed to be in the public domain merely because any part of such information is embodied in general disclosures by the party owning the Confidential Information or because individual features, components or combinations are now or become known to the public.

Use of Confidential Information. The parties shall take reasonable precautions to limit the disclosure of Confidential Information only to employees who are necessary to accomplish the Activity. The Recipient of Confidential Information shall not copy Confidential Information, in whole or in part, without the prior written consent of the Disclosing Party and shall not divulge, in whole or in part, such Confidential Information to any third party without the prior written consent of the Disclosing Party. Neither party shall disclose to any third party this Agreement, any provision of this Agreement or the substance of this Agreement, without the prior written consent of the other party.

Limitation on Use. The parties shall have the right to utilize the Confidential Information only for the purposes of the Activity. Neither party shall make any other use, in whole or in part, of any Confidential Information without the prior written consent of the other party.

Term and Termination. This Agreement shall terminate with respect to further disclosures upon thirty (30) days written notice of termination received by one party from the other party. The rights and obligations with respect to keeping the Confidential Information confidential, however, shall survive the termination of this Agreement. The originals, and all copies, of Confidential Information shall be returned to the Disclosing Party upon: 1) termination of this Agreement, 2) within thirty (30) days following the Receiving Party's written notice to the Disclosing Party that it no longer requires the materials; or 3) upon written request by the Disclosing Party.

Disclaimer. This Agreement sets forth the entire agreement and understanding between the parties and supersedes all prior oral and written understandings, representations and discussions between them concerning this subject matter. This Agreement may be amended only by a written agreement executed by Rockford and Simple Devices.

No Rights Granted. No rights, obligations, representations or terms other than those expressly recited in this Agreement are to be implied from this Agreement. In particular, without limitation, no license is hereby granted directly or indirectly under any patent, trademark, trade secret or copyright now held by, or which is or may be licensable by Rockford or Simple Devices. Nothing in this Agreement shall abrogate or affect any protection of the Confidential Information provided under the patent, trademark, trade secret or copyright statutes or under common law.

No Obligation. The parties acknowledge that no obligation exists under this Agreement to come to the final agreement concerning any matter, including without limitation the Activity described in this Agreement. Nothing contained herein shall give rise to any obligation to provide any specific products or systems that implement the applications or specifications to be discussed.

            CONFIDENTIAL TREATMENT REQUESTED BY ROCKFORD CORPORATION


Either party shall have the right to refuse to accept any information under this Agreement and nothing in this Agreement shall obligate either party to disclose to the other party any particular information. Neither party shall be obligated to compensate the other party for exchanging any information under this Agreement and the parties agree that no warranties of any kind are given with respect to the Confidential Information disclosed under this Agreement.

Remedies. The parties to this Agreement acknowledge that the restrictions contained in this Agreement are a reasonable and necessary protection of the legitimate interests of both parties and that any violation of them could cause substantial injury to the parties. The parties further acknowledge that an action for damages would not be expected to provide full and adequate compensation to the Disclosing Party in the event of violation of such restrictions by the Recipient. Therefore, in the event of any violation of such restrictions, the Disclosing Party shall be entitled, in addition to any other remedy available under law, to immediate preliminary injunctive relief prohibiting or stopping any disclosure.

Each of the parties to this Agreement have caused this Agreement to be signed on its behalf by its duly authorized representative and shall be effective as of the date of the last signature to this Agreement.

Rockford Corporation                   Simple Devices


____________________________           ____________________________

Rex Whitehead,                         Lou Hughes

Director of Product Planning           CEO

            CONFIDENTIAL TREATMENT REQUESTED BY ROCKFORD CORPORATION


                                  Exhibit 10.2
                                Option Agreement

                             STOCK OPTION AGREEMENT

      This Stock Option Agreement ("Agreement") is among Simple Devices, Inc., a Delaware corporation ("Corporation"), the shareholders of Corporation who execute a Shareholder Signature Page to this Agreement ("Shareholders"), and Rockford Corporation, an Arizona corporation ("Rockford").

1.    BACKGROUND.

      1.1 Stock Acquisition. Pursuant to a Stock Purchase Agreement dated as of October 16, 2002 (the "Purchase Agreement"), Rockford is acquiring *** shares of common stock of Corporation, representing *** of the capital stock of Corporation on a fully-diluted basis. Capitalized terms used in this Agreement but not defined will have the meanings given such terms in the Purchase Agreement.

      1.2 Option to Acquire Shares. A condition to the closing of the transactions contemplated by the Purchase Agreement is that Rockford must be granted the right and option to acquire **** of capital stock and Security Rights of Corporation held by the other shareholders of Corporation.

      1.3 Purpose. The purpose of this Agreement is to state the terms and conditions of Rockford's right to acquire the shares of capital stock and Security Rights of Corporation held by Shareholders.

2. GRANT OF OPTION. Each Shareholder grants to Rockford the right and option (the "Option") to purchase ****, of the shares of capital stock and Security Rights of Corporation held by such Shareholder (the "Shares") at the purchase price and on the terms and conditions set forth in this Agreement.

3. TIME OF EXERCISE. The Option will be exercisable at any time beginning on [the 2nd anniversary of the Closing Date] and ending at 5:00 p.m. MST on [the 4th anniversary of the Closing Date]. However, if Corporation fails to meet the quarterly cash flow requirements set forth on the attached Exhibit A, Rockford may exercise the Option at any time beginning on the 30th day after the end of the quarter in which Corporation fails to meet the cash flow requirements and ending at 5:00 p.m. MST on [the fourth anniversary of the Closing Date]. In either case, the period during which Rockford may exercise the Option is the "Option Period." For purposes of determining whether Corporation has met the quarterly cash flow targets, amounts held by Rockford as part of the Reserve but not yet the subject of a Loss will be included as part of Corporation's cash.

            CONFIDENTIAL TREATMENT REQUESTED BY ROCKFORD CORPORATION


4. METHOD OF EXERCISE. Rockford may exercise the Option by delivering written notice to Shareholders' Representative (as defined in Section 7.1) at any time during the Option Period stating Rockford's intention to exercise the Option and acquire the Shares.

5.    PURCHASE PRICE.

      5.1 Fairness Opinion. The purchase price for the Shares will be the fair market value of the Shares as determined by a mutually acceptable investment banking firm ("Investment Banker") selected by Rockford and Shareholders' Representative in good faith. Investment Banker must deliver its written opinion of the fair market value of the Shares to Rockford and Shareholders' Representative within 30 days after the appointment of Investment Banker. The fair market value of the Shares may include an appropriate discount for lack of marketability of the Shares, but may not include any discount for minority interest or lack of control.

      5.2 Security Rights. All unvested Security Rights held by Shareholders will automatically vest in full in connection with the exercise of the Option. The purchase price for the Shares represented by any Security Rights will be reduced by the exercise or strike price for the Shares associated with the Security Rights. If the fair market value of the Shares as determined by Investment Banker is less than the exercise or strike price, the Security Rights will be canceled and surrendered and Shareholder will not be entitled to any payment for such Security Rights.

      5.3 Payment. The purchase price for the Shares must be paid in cash (or, if mutually agreed by Rockford and Shareholders' Representative, shares of Rockford common stock) within 30 days after Investment Banker issues its opinion as to the fair market value of the Shares. At the closing, Shareholder must deliver to Rockford certificates representing the Shares, duly endorsed for transfer to Rockford, or an executed stock assignment separate from certificate.

6.    THIRD PARTY OFFERS.

      6.1 Receipt of Offer. At any time prior to the expiration of the Option Period, if Corporation receives an offer from a third party who is interested in purchasing Corporation or substantially all of its assets, then Corporation's board of directors will consider the offer in accordance with its fiduciary obligations and will decide whether to recommend the offer to the shareholders of Corporation, including Rockford.

      6.2 Shareholder Election. If the board of directors recommends the third party offer to the shareholders of Corporation but Rockford does not elect to accept the third party offer, and if shareholders of Corporation (other than Rockford) holding at least *** of the shares of capital stock held by such shareholders on a fully-diluted basis elect to accept the third party offer, then Rockford and Shareholders' Representative must select an Investment Banker to provide an opinion with respect to the fairness of the third party offer.

            CONFIDENTIAL TREATMENT REQUESTED BY ROCKFORD CORPORATION


            (a) Fair Offer. If the fairness opinion finds that the third party offer is fair to all of Corporation's shareholders, then Rockford must within 30 days of delivery of the opinion either
                  (1) purchase the Shares of Shareholders on the terms of the third party offer or (2) agree to participate in the sale of Corporation or its assets on the terms of the third party offer.

            (b) Unfair Offer. If the fairness opinion finds that the third party offer is not fair to all of Corporation's shareholders, then Rockford is not required to participate in the transaction and the Shareholders will be free to sell their Shares to the third party, but subject in any event to Rockford's continuing right to exercise the Option in accordance with this Agreement.

7.    SHAREHOLDERS' REPRESENTATIVE.

      7.1 Appointment. Shareholders agree to appoint Lou Hughes to act as Shareholders' representative ("Shareholders' Representative") for the purpose of:

            (a) representing Shareholders in any proceedings relating to this Agreement, including the selection of Investment Banker; and

            (b) performing any other actions specifically delegated to Shareholders' Representative under the terms of this Agreement.

      7.2 Removal. Shareholders may remove Shareholders' Representative only by the vote of Shareholders holding more than 50% of the shares of capital stock held by Shareholders on a fully-diluted basis, but such vote is not effective unless Shareholders also vote to appoint a new Shareholders' Representative. If Shareholders' Representative resigns or is no longer able to serve, Shareholders must vote to appoint a new Shareholders' Representative within 30 days after the resignation or notice of inability to serve. A vote to appoint a new Shareholders' Representative is effective when (a) Shareholders holding more than 50% of the shares of capital stock held by Shareholders on a fully-diluted basis vote to elect a new Shareholders' Representative and (b) the new Shareholders' Representative gives notice to Rockford and the prior Shareholders' Representative of such vote.

      7.3 Reliance. Rockford is entitled to rely upon notices given by Shareholders' Representative. Rockford is not liable for actions it takes or does not take in reliance upon actions Shareholders' Representative takes or does not take (including Shareholders' Representative's notices to Rockford). Until Rockford receives notice of appointment of a new Shareholders' Representative, Rockford may rely upon actions taken by the prior Shareholders' Representative.

8. BOARD OF DIRECTORS. For 10 years from the Closing Date under the Purchase Agreement, each Shareholder and Rockford agree to vote all shares of Corporation in any election for directors for the candidates required under Section 12.3 of the Purchase Agreement.

9. LEGEND. Each certificate representing Shares subject to this Agreement will be marked with the following legend:

            CONFIDENTIAL TREATMENT REQUESTED BY ROCKFORD CORPORATION


                 The shares of common stock evidenced by this certificate are subject to a Stock Option Agreement dated _________, 2002 among Simple Devices, Inc. ("Corporation"), the shareholder of Corporation to which this certificate was originally issued, and Rockford Corporation. Corporation will furnish a copy of the Stock Option Agreement to any person upon request.

      Upon notice from Corporation, Shareholders will deliver their Share certificates to Corporation so that the legend may be imprinted on the certificates.

10.   MISCELLANEOUS.

      10.1 Integration and Amendment. This Agreement constitutes the entire agreement of the parties, and supersedes all prior agreements or understandings among the parties with respect to the subject matter of this Agreement. This Agreement may be amended only in a written agreement signed by all of the parties.

      10.2 Waivers. No waiver under this Agreement is valid unless it is in writing and signed by the party giving the waiver. A waiver of a particular matter does not waive a subsequent or similar matter.

      10.3 Binding Effect. This Agreement is binding upon, and inures to the benefit of, each party and its successors and assigns.

      10.4 No Benefit to Others. This Agreement is solely for the benefit of the parties (and their successors and assigns) and does not confer any rights on any other persons.

      10.5 Severability. The invalidity or unenforceability of any provision of this Agreement does not affect the other provisions. This Agreement is to be construed in all respects as if it excluded any invalid or unenforceable provision.

      10.6 Construction and Headings. Whenever a singular word is used in this Agreement it also includes the plural if required by the context, and vice versa. Paragraph headings are for convenience only and do not define or limit the contents of a paragraph.

      10.7 Cooperation. In order to carry out this Agreement, each party will cooperate, will take further action, and will execute and deliver further documents as reasonably requested by the other party.

      10.8 Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together are one original.

      10.9 Governing Law. This Agreement is governed by the internal Laws of Arizona. Exclusive jurisdiction and venue for any litigation arising under this Agreement is in the federal and state courts located in Maricopa County, Arizona.

            CONFIDENTIAL TREATMENT REQUESTED BY ROCKFORD CORPORATION


11. EXECUTION DATE. This Agreement is executed and effective as of ______________, 2002.

                                    Simple Devices, Inc., a Delaware corporation

                                    By:_________________________________________
                                           President

                                    By:_________________________________________
                                           Secretary

                                    Rockford Corporation, an Arizona corporation

                                    By:_________________________________________
                                           President

                                    By:_________________________________________
                                           Secretary

The undersigned consents to his appointment as Shareholders' Representative under this Agreement, agrees to serve in such capacity at and after the Closing (subject to removal or resignation as permitted under this Agreement), and agrees to be bound by the terms of this Agreement.

                                    ____________________________________________
                                           Lou Hughes

                                    Address:____________________________________
                                            ____________________________________
                                            ____________________________________
                                    Telephone:  (___)___________________________
                                    Facsimile:   (___)__________________________

            CONFIDENTIAL TREATMENT REQUESTED BY ROCKFORD CORPORATION


                           SHAREHOLDER SIGNATURE PAGE

      The Shareholder identified below accepts and agrees to be bound by the terms and conditions of this Agreement. Shareholder authorizes Corporation and Rockford to attach this Shareholder Signature Page to the Agreement.

      This Shareholder Signature Page will not be effective until shareholders of Corporation holding at least *** of the capital stock of Corporation held by such shareholders (other than Rockford Corporation) on a fully-diluted basis consent to be bound by this Agreement.

                                    ____________________________________________
                                             Shareholder's Name

                                    ____________________________________________
                                             Individual's Signature

                                                         OR

                                    By:_________________________________________

                                    Its:________________________________________



                                                         OR

                                    ____________________________________________
                                             Name of Attorney

                                    ____________________________________________
                                             Attorney in Fact's Signature
                                             (Power of Attorney Attached)

            CONFIDENTIAL TREATMENT REQUESTED BY ROCKFORD CORPORATION
                                  Exhibit 10.4
                          Opinion of Company's Counsel


October 16, 2002                                 Brobeck, Phleger & Harrison LLP
                                                          2000 University Avenue
                                           East Palo Alto, California 94303-0913
                                                              phone 650.331.8000
                                                                fax 650.331.8100




To the Purchaser as set forth in the
SimpleDevices, Inc. Stock Purchase Agreement dated October 16, 2002

Ladies and Gentlemen:
We have acted as counsel for SimpleDevices, Inc., a Delaware corporation (the "Company"), in connection with the issuance and sale of shares of its Common Stock pursuant to the SimpleDevices, Inc. Stock Purchase Agreement dated October 16, 2002 (the "Stock Purchase Agreement") between the Company and you. This opinion letter is being rendered to you pursuant to Section 10.4 of the Stock Purchase Agreement in connection with the Closing of the sale of the Common Stock. Capitalized terms not otherwise defined in this opinion letter have the meanings given them in the Stock Purchase Agreement.

In connection with the opinions expressed herein, we have made such examination of matters of law and of fact as we considered appropriate or advisable for purposes hereof. As to matters of fact material to the opinions expressed herein, we have relied upon the representations and warranties as to factual matters contained in and made by the Company pursuant to the Stock Purchase Agreement and upon certificates and statements of government officials and of officers of the Company. With respect to our opinion in paragraph 3 regarding issued and outstanding capital stock of the Company, such opinion is based solely on our review of a certificate of the Company and of the Company's stock records and resolutions of the Company's Board of Directors relating to such issuances. We have also examined originals or copies of such corporate documents or records of the Company as we have considered appropriate for the opinions expressed herein. We have assumed for the purposes of this opinion letter the genuineness of all signatures, the legal capacity of natural persons, the authenticity of the documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, facsimile or photostatic copies, and the authenticity of the originals of such copies.

In rendering this opinion letter we have also assumed: (A) that the Stock Purchase Agreement and the Schedules attached thereto (the "Schedule"), the Right of Purchase Agreement, the Second Amended and Restated Voting Agreement, and the Written Consent and Termination Agreement (collectively, the "Transaction Agreements"), have been duly and validly executed and delivered by you or on your behalf, that you have the power to enter into and perform all your obligations thereunder and have taken any and all necessary corporate, partnership or other relevant action to authorize the Transaction Agreements, and that the Transaction Agreements constitute valid, legal, binding and enforceable obligations upon you; (B) that the representations

            CONFIDENTIAL TREATMENT REQUESTED BY ROCKFORD CORPORATION


and warranties made in the Stock Purchase Agreement by you are true and correct;
(C) that any wire transfers, drafts or checks tendered by you will be honored; and (D) that you have filed any required state franchise, income or similar tax returns and have paid any required state franchise, income or similar taxes.

As used in this opinion letter, the expression "we are not aware" or the phrase "to our knowledge," or any similar expression or phrase with respect to our knowledge of matters of fact, means as to matters of fact that, based on the actual knowledge of individual attorneys within the firm principally responsible for handling current matters for the Company (and not including any constructive or imputed notice of any information), and after an examination of documents referred to herein and after inquiries of certain officers of the Company, no facts have been disclosed to us that have caused us to conclude that the opinions expressed are factually incorrect; but beyond that we have made no factual investigation for the purposes of rendering this opinion letter. Specifically, but without limitation, we have not searched the dockets of any courts and we have made no inquiries of securities holders or employees of the Company, other than such officers. No inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company or the rendering of the opinions set forth below.

This opinion letter relates solely to the laws of the State of California, the General Corporation Law of the State of Delaware and the federal law of the United States, and we express no opinion with respect to the effect or application of any other laws. Special rulings of authorities administering such laws or opinions of other counsel have not been sought or obtained. We have not examined the question of what law would govern the interpretation or enforcement of the Transaction Agreements, and our opinion with regard to the validity, binding nature and enforceability of the Transaction Agreements is based upon the assumption that the internal laws of the State of California would govern the provisions thereof.

Based upon our examination of and reliance upon the foregoing and subject to the limitations, exceptions, qualifications and assumptions set forth below and except as set forth in the Stock Purchase Agreement or the Schedule thereto, we are of the opinion that as of the date hereof:

      The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and the Company has the requisite corporate power and authority to own its properties and to conduct its business as, to our knowledge, it is presently conducted The Company is qualified to do business as a foreign corporation in the state of California.

      The Company has the requisite corporate power and authority to execute, deliver and perform the Transaction Agreements. Each of the Transaction Agreements has been duly and validly authorized by the Company, duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable by you against the Company in accordance with its terms.

      The capitalization of the Company is as follows:

            CONFIDENTIAL TREATMENT REQUESTED BY ROCKFORD CORPORATION


            Preferred Stock. The Company has Eighteen Million Two Hundred Fifty Thousand (18,250,000) authorized shares of Preferred Stock, par value $0.001 per share (the "Preferred Stock"), of which (i) *** shares have been designated Series A Preferred Stock, of which, to our knowledge, all are currently issued and outstanding, and (ii) *** shares have been designated Series B Preferred Stock of which, to our knowledge, *** shares are currently issued and outstanding. Such *** shares of outstanding Series A Preferred Stock have been duly authorized and validly issued, are nonassessable and, to our knowledge, are fully paid. Such *** shares of outstanding Series B Preferred Stock have been duly authorized and validly issued, are nonassessable and, to our knowledge, are fully paid. Pursuant to the Restated Certificate all issued and outstanding shares of Series A Preferred Stock and Series B Preferred Stock will be converted to Common Stock pursuant to the automatic and mandatory conversion provisions contained in the Company's Amended and Restated Certificate of Incorporation (the "Restated Certificate").The respective changes to the rights, privileges, restrictions and preferences of the Series A and Series B Preferred Stock are as stated in the Company's Restated Certificate as filed with the Secretary of State of Delaware.

            Common Stock. The Company has One Hundred Twenty Five Million (125,000,000) authorized shares of Common Stock, par value $0.001 per share (the "Common Stock"), of which *** shares are currently issued and outstanding and of which up to *** of which may be purchased pursuant to the Stock Purchase Agreement. Such *** shares of outstanding Common Stock have been duly authorized and validly issued, are nonassessable, and, to our knowledge, are fully paid.

            The Common Stock issuable upon conversion of the Series A Preferred Stock and the Series B Preferred Stock have been duly and validly reserved for issuance and, when and if issued upon such conversion in accordance with the Company's Restated Certificate, will be validly issued, fully paid and nonassessable. The Common Stock to be purchased at the Closing has been duly and validly reserved for issuance and, when and if issued upon such purchase in accordance with the Company's Restated Certificate and the Transaction Agreements, will be validly issued, fully paid and nonassessable.

            There are no statutory or charter preemptive rights nor, to our knowledge, are there any options, warrants, conversion privileges or other rights (or agreements for any such rights) outstanding to purchase or otherwise obtain from the Company any of the Company's equity securities, except for (i) the conversion privileges of the Series A Preferred Stock, (ii) the conversion privileges of the Series B Preferred Stock, (iii) warrants to purchase *** shares of Preferred Stock, (iv) outstanding options to purchase *** shares of Common Stock pursuant to the Company's 2000 Stock Option/Stock Issuance Plan.

      Other than in connection with any securities laws (with respect to which we direct you to paragraph 6 below), the Company's execution and delivery of, and its performance and compliance as of the date hereof with the terms of, the Transaction Agreements do not violate any provision of any federal, Delaware corporate or California law, rule or regulation applicable to the Company or any provision of the Company's Restated Certificate or Bylaws and do not conflict with or constitute a default under the provisions of any judgment, writ, decree or order

            CONFIDENTIAL TREATMENT REQUESTED BY ROCKFORD CORPORATION


specifically identified in the Schedule or the material provisions of any of the material agreements specifically identified in the Schedule.

      Other than in connection with any securities laws (with respect to which we direct you to paragraph 6 below), all consents, approvals, permits, orders or authorizations of, and all qualifications by and registrations with, any federal or Delaware corporate or California state governmental authority on the part of the Company required in connection with the execution and delivery of the Stock Purchase Agreement and consummation at the Closing of the transactions contemplated by the Stock Purchase Agreement have been obtained, and are effective, and we are not aware of any proceedings, or written threat of any proceedings, that question the validity thereof.

      On the assumption that the representations of the Purchaser in the Stock Purchase Agreement are correct, the offer and sale of the Common Stock to the Purchaser pursuant to the terms of the Stock Purchase Agreement are exempt from the registration requirement of Section 5 of the Securities Act of 1933, as amended, and from the qualification requirement of the California Corporate Securities Law of 1968, as amended, and from the registration requirements of the applicable securities laws of the state of California, and, under such securities laws as they presently exist, the issuance of Common Stock to you upon conversion of the Preferred Stock would also be exempt from such registration and qualification requirements.

      We are not aware that there is any action, proceeding or governmental investigation pending, or overtly threatened in writing, against the Company which questions the validity of the Transaction Agreements or the right of the Company to enter into the Transaction Agreements.

Our opinions expressed above are specifically subject to the following limitations, exceptions, qualifications and assumptions:

      The legality, validity, binding nature and enforceability of the Company's obligations under the Transaction Agreements may be subject to or limited by (1) bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent transfer and other similar laws affecting the rights of creditors generally; (2) general principles of equity (whether relief is sought in a proceeding at law or in equity), including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of any court of competent jurisdiction in awarding specific performance or injunctive relief and other equitable remedies; and (3) without limiting the generality of the foregoing, (a) principles requiring the consideration of the impracticability or impossibility of performance of the Company's obligations at the time of the attempted enforcement of such obligations, and (b) the effect of California court decisions and statutes which indicate that provisions of the Transaction Agreements which permit any of you to take action or make determinations may be subject to a requirement that such action be taken or such determinations be made on a reasonable basis in good faith or that it be shown that such action is reasonably necessary for your protection.

      We express no opinion as to the Company's or this transaction's compliance or noncompliance with applicable federal or state antifraud or antitrust statutes, laws, rules and

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            CONFIDENTIAL TREATMENT REQUESTED BY ROCKFORD CORPORATION


regulations or Section 721 (as amended by Section 5021 of the Omnibus Trade and Competitiveness Act of 1988: the so-called "Exon-Florio" provision) of the Defense Production Act of 1950 and the regulations thereunder.

      We express no opinion concerning the past, present or future fair market value of any securities.

      We express no opinion as to the enforceability under certain circumstances of any provisions indemnifying a party against, or requiring contributions toward, that party's liability for its own wrongful or negligent acts, or where indemnification or contribution is contrary to public policy or prohibited by law. In this regard, we advise you that in the opinion of the Securities and Exchange Commission, provisions regarding indemnification of directors, officers and controlling persons of an issuer against liabilities arising under the Securities Act of 1933, as amended, are against public policy and are therefore unenforceable.

      We express no opinion as to the enforceability under certain circumstances of any provisions prohibiting waivers of any terms of the Transaction Agreements other than in writing, or prohibiting oral modifications thereof or modification by course of dealing. In addition, our opinions are subject to the effect of judicial decisions which may permit the introduction of extrinsic evidence to interpret the terms of written contracts such as the Transaction Agreements.

      We express no opinion as to the effect of Section 1670.5 of the California Civil Code or any other California law, federal law or equitable principle which provides that a court may refuse to enforce, or may limit the application of, a contract or any clause thereof which the court finds to have been unconscionable at the time it was made or contrary to public policy.

      We express no opinion as to the effect of Sections 1203 and 1102(3) of the California Uniform Commercial Code or any other California law, federal law or equitable principle, providing for an obligation of good faith in the performance or enforcement of contracts and prohibiting disclaimer of such obligation.

      Our opinions in paragraphs 4 and 5 are limited to laws and regulations normally applicable to transactions of the type contemplated in the Transaction Agreements and do not extend to licenses, permits and approvals necessary for the conduct of the Company's business. In addition and without limiting the previous sentence, we express no opinion herein with respect to the effect of any land use, safety, hazardous material, environmental or similar law, or any local or regional law. Further, we express no opinion as to the effect of or compliance with any state or federal laws or regulations applicable to the transactions contemplated by the Transaction Agreements because of the nature of the business of any party thereto other than the Company. Also, we express no opinion with respect to any patent, copyright, trademark or other intellectual property matter, or as to the statutes, regulations, treaties or common laws of any nation, state or jurisdiction with regard thereto.

      In connection with our opinion in paragraph 4 relating to the agreements listed on the Schedule, we have not reviewed, and express no opinion on, (i) financial covenants or similar provisions requiring financial calculations or determinations to ascertain whether there is any

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            CONFIDENTIAL TREATMENT REQUESTED BY ROCKFORD CORPORATION


such conflict or (ii) provisions relating to the occurrence of a "material adverse event" or words of similar import. In addition, our opinion relating to the agreements listed on the Schedule is subject to the effect of judicial decisions which may permit the introduction of extrinsic evidence to interpret the terms of written contracts or allow non-written modifications of written contracts. Moreover, to the extent that any of the agreements listed on the Schedule are governed by the laws of any jurisdiction other than the State of California our opinion relating to those agreements is based solely upon the plain meaning of their language without regard to interpretation or construction that might be indicated by the laws governing those agreements.

      We express no opinion as to your compliance with any Federal or state law relating to your legal or regulatory status or the nature of your business.

      We express no opinion as to the effect of subsequent issuances of securities of the Company, to the extent that further issuances which may be integrated with the Closing may include purchasers that do not meet the definition of "accredited investors" under Rule 501 of Regulation D and equivalent definitions under state securities or "blue sky" laws.

      We assume that the approval by the Company's Board of Directors of the Transaction Agreements and the transactions contemplated thereby did not violate the business judgment rule and we further assume that the Transaction Agreements and the transactions contemplated thereby were entirely fair as to the Company as of the time the Company's Board of Directors approved them, and in each instance, to our knowledge we are not aware of any facts that would contradict our assumption.

      Our opinions with regard to each respective Transaction Agreement do not extend to other agreements or instruments (or forms of agreements or instruments) which may be attached thereto as exhibits.

      We express no opinion as to:

            The effect on the liquidation provisions of the Restated Certificate of applicable state law, federal law or equitable principles restricting in certain circumstances distributions by a corporation to its shareholders, relating to dissenters' rights or relating to involuntary dissolution;

            The enforceability under certain circumstances of provisions expressly or by implication waiving broadly or vaguely stated rights, unknown future rights, or defenses to obligations or rights granted by law, when such waivers are against public policy or prohibited by law;

            The enforceability under certain circumstances of provisions to the effect that rights or remedies may be exercised without notice, or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy;

            The enforceability under certain circumstances of provisions to the effect that rights or remedies are not exclusive, that every right or remedy is cumulative and may be

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            CONFIDENTIAL TREATMENT REQUESTED BY ROCKFORD CORPORATION


exercised in addition to or with any other right or remedy, or that election of a particular remedy or remedies does not preclude recourse to one or more remedies;

            Any provision providing for the exclusive jurisdiction of a particular court or purporting to waive rights to trial by jury, service of process or objections to the laying of venue or to forum on the basis of forum non conveniens, in connection with any litigation arising out of or pertaining to the Transaction Agreements;

            Any provision or section of any of the Transaction Agreements to the extent that such provisions or sections purport to exclude conflict of law principles;

            The effect of any law, federal law or equitable principles which limit the amount of attorneys' fees that can be recovered under certain circumstances;

            The effect of Section 1717 of the California Civil Code, which provides that, among other things, where a contract permits one party to the contract to recover attorneys' fees, the prevailing party in any action to enforce any provision of the contract shall be entitled to recover its reasonable attorneys' fees; and

This opinion letter is rendered as of the date first written above solely for your benefit in connection with the Stock Purchase Agreement and may not be delivered to, quoted or relied upon by any person other than you, or for any other purpose, without our prior written consent. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company. We assume no obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinions expressed herein.

We advise you that our firm, and some of our attorneys are among the investors in the Company.

                                                 Very truly yours,


                                                 BROBECK, PHLEGER & HARRISON LLP

            CONFIDENTIAL TREATMENT REQUESTED BY ROCKFORD CORPORATION


                                  Exhibit 10.5
                              Company's Certificate

                               SIMPLEDEVICES, INC.

                             COMPLIANCE CERTIFICATE

      The undersigned, Louis S. Hughes, III, does hereby certify that he has been duly elected and qualified as, and at this date is, President and Chief Executive Officer of SimpleDevices, Inc. (the "Company"), a Delaware corporation, and that:

      1. The representations and warranties contained in Section 6 of the Company's Stock Purchase Agreement, dated as of the date hereof (the "Stock Purchase Agreement") by and among the Company and the investors listed on SCHEDULE A attached thereto, are true and correct in all material respects as of the date hereof, except as provided in the Schedule of Exceptions attached thereto.

      2. The Company has performed and complied with all agreements, obligations and conditions contained in the Stock Purchase Agreement that are required to be performed by or complied with it on or before the date hereof.

      3. No consents, approvals, filings, qualifications and/or registrations were required to be obtained or effected under any applicable state of provincial securities laws prior to the Closing.

      4. The representations and warranties of the Company in Section 5 of the Stock Purchase Agreement are true and correct in all respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the date of the Agreement.

      5. The Company has performed and complied with all agreements, obligations, and conditions contained in the Agreement that are required to be performed or complied with by it on or before the date hereof. The undersigned confirms that in the Closing the Company is receiving aggregate proceeds of $*** in the amounts and from the Purchasers as listed on Exhibit A hereto.

      6. There has been no adverse change in the business, affairs, operations, properties, assets or condition of the Company from that described in the Agreement.

      The foregoing shall be deemed to be representations of the Company and not of the undersigned personally.

            CONFIDENTIAL TREATMENT REQUESTED BY ROCKFORD CORPORATION


      IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate this 16th day of October, 2002.


                                           _____________________________________
                                           Louis S. Hughes, III
                                           President and Chief Executive Officer

            CONFIDENTIAL TREATMENT REQUESTED BY ROCKFORD CORPORATION


                                  Exhibit 11.4
                         Opinion of Purchaser's Counsel


October 16, 2002



Simple Devices, Inc.
 2121 El Camino Real
San Mateo, CA  94403




      Re: Stock Purchase Transaction (the "Transaction") between Rockford Corporation, an Arizona corporation ("Buyer"), and Simple Devices, Inc., a Delaware corporation ("Company")

Ladies and Gentlemen:

      We have acted as counsel to Buyer in connection with the Transaction evidenced by the Documents (as defined below). You have requested our opinion about certain matters pursuant to Section 11.4 of the Agreement (as defined below). Capitalized terms used and not otherwise defined in this letter shall have the meanings given to them in the Documents.

      For purposes of this opinion, we have examined such questions of law and fact as we have deemed necessary or appropriate, and have examined the following documents (collectively, the "Documents"):

      a. Stock Purchase Agreement, dated as of October 16, 2002, between Seller and Buyer (the "Agreement"); and

      b. Form of Employment and Non-Competition Agreement, to be entered into by Buyer the Key Employees (as defined in the Agreement).

      c. Invention Agreement to be entered into by Buyer and the Other Employees (as defined in the Agreement).

      We have further examined:

            CONFIDENTIAL TREATMENT REQUESTED BY ROCKFORD CORPORATION


      i. The Articles of Incorporation and bylaws of Buyer, as amended to date; and

      ii. A Certificate of Good Standing with respect to Buyer, dated as of October 16, 2002.

      Based on the foregoing, and subject to the qualifications set forth below, it is our opinion that:

      1. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Arizona.

      2. Buyer has the requisite corporate power and corporate authority (i) to own and operate its properties and assets; (ii) to carry out its business as such business is currently being conducted; and (iii) to carry out the terms and conditions applicable to it under the Documents. The execution, delivery, and performance of the Documents by Buyer have been duly authorized by all requisite corporate action on the part of Buyer and the applicable Documents have been duly executed and delivered by Buyer.

      3. The execution and delivery of the Documents and consummation of the Transaction by the Buyer will not conflict with or result in a violation of Buyer's Articles of Incorporation or bylaws.

      4. The Documents constitute legal, valid, and binding obligations of Buyer, enforceable in accordance with their terms.

      In rendering the foregoing opinions we have assumed:

      (i) The genuineness of the signatures not witnessed, the authenticity of documents submitted as originals, and the conformity to originals of documents submitted as copies;

      (ii) The legal capacity of all natural persons executing the Documents;

      (iii) That the Documents accurately describe and contain the mutual understanding of the parties, and that there are no oral or written statements or agreements that modify, amend, or vary, or purport to modify, amend, or vary, any of the terns of the Documents; and

      (iv) That Buyer owns all of the property, assets, and rights purported to be owned by it.

            CONFIDENTIAL TREATMENT REQUESTED BY ROCKFORD CORPORATION


      The opinions set forth above are subject to the following qualifications and limitations:

      a. The enforceability of the Documents may be subject to or limited by bankruptcy, insolvency, reorganization, arrangement, moratorium, or other similar laws relating to or affecting the rights of creditors generally;

      b. The enforceability of the Documents is subject to general principles of equity; and

      c. The enforceability of the Documents is further subject to the qualification that certain waivers, procedures, remedies, and other provisions of the Documents may be unenforceable under or limited by the law of the State of Arizona; however, such law does not, in our opinion, substantially prevent the practical realization of the benefits intended by the Documents.

      We are qualified to practice law in the State of Arizona, and we do not purport to be experts on, or to express any opinion concerning, any law other than the law of the State of Arizona and applicable federal law.

      The opinions expressed in this letter are based upon the law in effect on the date hereof, and we assume no obligation to revise or supplement this opinion should such law be changed by legislative action, judicial decision, or otherwise.

      This opinion is being furnished to you solely for your benefit and only with respect to the Transaction. Accordingly, it may not be relied upon by, quoted in any manner to, or delivered to, any person or entity without, in each instance, our prior written consent.

                                              Very truly yours,



                                              Steptoe & Johnson LLP

            CONFIDENTIAL TREATMENT REQUESTED BY ROCKFORD CORPORATION


                                  EXHIBIT 11.5

                            CERTIFICATE OF PURCHASER

      This Certificate is issued pursuant to the Stock Purchase Agreement ("Agreement") dated October 16, 2002, between Rockford Corporation ("Purchaser") and Simple Devices, Inc. ("Company"). Defined terms used in this Certificate have the same meaning given in the Agreement.

      THE PURCHASER CERTIFIES THAT:

      1. THE CONDITIONS STATED IN SECTION 11 OF THE AGREEMENT HAVE BEEN COMPLETELY MET IN ALL MATERIAL RESPECTS;

      2. THE REPRESENTATIONS AND WARRANTIES OF PURCHASER IN SECTION 7 OF THE AGREEMENT ARE TRUE AND CORRECT WHEN MADE AND ON THE CLOSING DATE; AND

      3. PURCHASER HAS PERFORMED ALL MATERIAL COVENANTS, AGREEMENTS, AND OBLIGATIONS REQUIRED OF IT BY THE AGREEMENT, AND EXECUTED AND DELIVERED TO COMPANY'S SHAREHOLDERS ALL DOCUMENTS REQUIRED TO BE DELIVERED AT OR PRIOR TO THE CLOSING.

                                                 ROCKFORD CORPORATION

                                                 BY:___________________________
                                                 PRINT NAME:
                                                 TITLE: